UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Tompkins Financial Corporation
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April 4, 2014

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

 OF TOMPKINS FINANCIAL CORPORATION

The Annual Meeting of Shareholders (the “Annual Meeting”) of Tompkins Financial Corporation (the “Company”) will be held on Monday, May 12, 2014 at 5:30 p.m., at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York, for the following purposes:

1.	To elect sixteen (16) Directors for a term of one year expiring in 2015;

2.	To ratify the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2014;

3.	To conduct an advisory vote to approve the compensation paid to our Company’s Named Executive Officers; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s Board of Directors (the “Board”) has fixed the close of business on March 14, 2014 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. A shareholder’s information meeting for our shareholders in western New York will be held at 5:30 p.m. on May 13, 2014, at the Genesee Country Village & Museum, 1410 Flint Hill Rd., Mumford, New York, 14511. A shareholder’s information meeting for our shareholders in Pennsylvania will be held at 5:30 p.m. on May 20, 2014, at the Crowne Plaza, 1741 Papermill Rd, Wyomissing, Pennsylvania, 19610. A shareholder’s information meeting for our shareholders in the Hudson Valley will be held at 6:00 p.m. on May 22, 2014, at Villa Barone, 466 Route 6, Mahopac, New York, 10541.

Enclosed with this notice are a Proxy Statement, a Form of Proxy and return envelope, instructions for voting by telephone or the Internet, the Company’s Annual Report on Form 10-K for fiscal year 2013, and the Company’s 2013 Corporate Report to shareholders. Please refer to the enclosed Proxy Statement with respect to the business to be transacted at the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” all of the proposals described above. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, you are urged to read and carefully consider the enclosed Proxy Statement. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed Form of Proxy in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by filing a written notice of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and filing a written notice of revocation with the Corporate Secretary at the Annual Meeting prior to the vote and voting in person.

By Order of the Board of Directors,

/S/ James J. Byrnes	/S/ Kathleen A. Manley
James J. Byrnes	Kathleen A. Manley
Chairman	Asst. Vice President & Corporate Secretary

TOMPKINS FINANCIAL CORPORATION, THE COMMONS, P.O. BOX 460, ITHACA, NEW YORK 14851 (607) 273-3210

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

 FOR THE SHAREHOLDER MEETING TO BE HELD MAY 12, 2014

 This Proxy Statement and the Company’s Corporate Report to shareholders are available under the “SEC Filings” tab at www.tompkinsfinancial.com.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 2014

This Proxy Statement together with the Form of Proxy is being mailed to shareholders on or about April 4, 2014 in connection with the solicitation by the Board of Directors of Tompkins Financial Corporation of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York on Monday, May 12, 2014 at 5:30 p.m.

Voting

Only shareholders of record at the close of business on March 14, 2014 will be entitled to vote. On March 14, 2014, there were 14,825,564 shares of the Company’s common stock, par value $0.10 per share (our “common stock”), outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Shareholders whose shares are registered in their own names may vote by mailing a completed proxy, via the Internet or by telephone, or by voting in person at the Annual Meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed Form of Proxy. To vote by mailing a proxy, sign and return the enclosed Form of Proxy in the enclosed pre-addressed postage-paid envelope. Shares of common stock covered by a proxy that is properly executed and returned will be voted and, if the shareholder who executes such proxy specifies therein how such shares shall be voted on such proposals, the shares will be voted as so specified. Executed proxies with no instructions will be voted “FOR” each proposal for which no instruction is given. Other than the election of Directors, the proposal to ratify the appointment of the independent registered public accounting firm, KPMG LLP, as our independent auditor for the fiscal year ending December 31, 2014, and the advisory vote on executive compensation, the Board is not aware of any other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters in accordance with the judgment of the person or persons acting under the proxy.

The presence of a shareholder at the Annual Meeting will not automatically revoke a proxy previously delivered by that shareholder. A shareholder may, however, revoke his or her proxy at any time prior to its exercise by: (1) delivering to the Corporate Secretary a written notice of revocation prior to the Annual Meeting, (2) delivering to the Corporate Secretary a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and filing a written notice of revocation with the Corporate Secretary at the Annual Meeting prior to the vote and voting in person.

The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting.

Vote Required and Board Recommendations

Proposal No. 1	Vote Required	Board of Directors Recommendation
Election of Directors	A plurality of votes cast by holders of common stock entitled to vote thereon	“FOR” all Director nominees

Proposal No. 2	Vote Required	Board of Directors Recommendation
Ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2014.	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” the ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2014

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Proposal No. 3	Vote Required	Board of Directors Recommendation
Advisory vote on the 2013 executive compensation paid to our Named Executive Officers (NEOs)	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” the advisory approval of the NEO compensation described in this Proxy Statement

Abstentions and Broker Non-votes

At the Annual Meeting, abstentions, in person or by proxy, and broker non-votes will each be counted for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. At the Annual Meeting, broker non-votes and abstentions will have no effect on the outcome of any of the Company’s proposals.

Solicitation of Proxies

The total cost of solicitation of proxies in connection with the Annual Meeting will be borne by the Company. In addition to solicitation by mail, our directors, officers and employees may solicit proxies for the Annual Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, 16 Directors will be elected for a one-year term expiring at the 2015 Annual Meeting, and with respect to each Director, until his or her successor is elected and qualified. All 16 director nominees—John E. Alexander, Paul J. Battaglia, Daniel J. Fessenden, James W. Fulmer, James R. Hardie, Carl E. Haynes, Susan A. Henry, Patricia A. Johnson, Frank C. Milewski, Sandra A. Parker, Thomas R. Rochon, Stephen S. Romaine, Michael H. Spain, William D. Spain, Jr., Alfred J. Weber and Craig Yunker—are currently serving as Directors. Their terms expire in 2014, and each is standing for re-election at the Annual Meeting. Each Director was identified and nominated by the Nominating and Corporate Governance Committee for election at the Annual Meeting. The 16 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected to the Board. The persons named in the Proxy to represent shareholders at the Annual Meeting are Francis M. Fetsko and Kathleen A. Manley. The Proxies will vote as directed and, in the absence of instructions, will vote the shares represented by the Proxies in favor of the election of nominees named below.

In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who may be designated by the Board, upon recommendation of the Nominating and Corporate Governance Committee, to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a Director.

Vote Required and Recommendation

A plurality of votes cast by holders of shares of common stock entitled to vote thereon is required to elect the nominees. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW UNLESS THE SHAREHOLDER SPECIFIES A DIFFERENT CHOICE.

The following table sets forth each Director nominee and each continuing Director and includes such person’s name, age, the year he or she first became a Director and whether he or she has been determined to be an Independent Director, as that term is defined in the listing standards of the NYSE MKT LLC Company Guide. Biographies of the Director nominees follow the table. Unless otherwise indicated, all Directors have been employed in their current positions for at least five years. The nominees identified below as “Independent” are referred to in this Proxy Statement as the Independent Directors.

Name	Age	Year First Elected Director		Term to Expire	Independent(1)
Board Nominees for Terms to Expire in 2014:
John E. Alexander	61	1993	(2)	2015	Yes
Paul J. Battaglia	62	2010		2015	Yes
Daniel J. Fessenden	48	2009		2015	Yes
James W. Fulmer	62	2000		2015	No
James R. Hardie	71	2001		2015	No
Carl E. Haynes	68	1996	(3)	2015	Yes
Susan A. Henry	67	2010		2015	Yes
Patricia A. Johnson	58	2006		2015	Yes
Frank C. Milewski	63	2012		2015	Yes
Sandra A. Parker	65	2010		2015	Yes
Thomas R. Rochon	61	2009		2015	Yes
Stephen S. Romaine	49	2007		2015	No
Michael H. Spain	56	2000		2015	No
William D. Spain, Jr.	62	2000		2015	No
Alfred J. Weber	61	2012		2015	Yes
Craig Yunker	63	2000		2015	Yes

(1)	Independence has been affirmatively determined by the Company’s Board of Directors in accordance with Section 803A of the listing standards of NYSE MKT LLC Company Guide.

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(2)	Served as a Director of Tompkins Trust Company, prior to the formation of Tompkins Financial Corporation in 1995.

(3)	Served as a Director from 1996 until 2000, and was re-appointed on February 20, 2007.

Director Qualifications, including Director Nominees

The following paragraphs provide information as of the date of this Proxy Statement regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a Director. The information presented includes information each Director has given us about positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a Director or has served as a Director during the past five years.

John E. Alexander has served as a Director of the Company since 1995 and as a Director of Tompkins Trust Company since 1993. Mr. Alexander was a principal shareholder and served as President and Chief Executive Officer of The CBORD Group, Inc. (“CBORD”), a computer software company which Mr. Alexander founded in 1975, until July 1, 2004. Mr. Alexander served as Chairman of the Board of CBORD through February 2008. Prior to CBORD, Mr. Alexander was a Vice President in the Money Market Division of Bankers Trust Company. He currently serves on the board of the United Way of Tompkins County and the Food Bank of the Southern Tier, as well as serving as a Trustee Emeritus of Cornell University. We believe Mr. Alexander’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as the financial expertise he has brought to bear during nearly two decades of board service with our organization. In addition, Mr. Alexander has a long track record of community involvement in the Ithaca area, including the aforementioned service on the board of the United Way of Tompkins County and as Trustee Emeritus of Cornell University.

Paul J. Battaglia has served as a Director of the Company since 2010 and was a Director of TFA Management, Inc. f/k/a AM&M Financial Services, Inc. from April-December 2010. He has served as a Director for Tompkins Bank of Castile since January 2011. He became Chairman of the Audit Committee in May 2011. Mr. Battaglia is a Managing Director of Freed Maxick CPAs, P.C., a 285-person public accounting firm headquartered in Western New York. As a Managing Director, Mr. Battaglia consults on various transactions, including mergers and acquisitions, design and implementation of financing plans, estate planning and business succession planning. Among his other professional qualifications, he is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. He also serves on the Firm’s Executive and Compensation Committee, as well as a trustee for the Firms’ retirement plan. Mr. Battaglia currently serves as a Commissioner of the Rochester Genesee Regional Transportation Authority and is on the Board of Trustees of Catholic Charities of Western New York and the Board of Directors of the Genesee County Economic Development Center. He also serves as the Chairman of the Audit Committee for Catholic Charities of Western New York. Mr. Battaglia has served as a director or volunteer for over thirty not-for-profit or educational organizations. In 2010, Mr. Battaglia received the “Distinguished Citizen” award from the Boy Scouts of America (Iroquois Trail Council), and has received numerous other community recognitions. We believe Mr. Battaglia’s qualifications to sit on our Board of Directors include his 40 years of experience with public and financial accounting matters for complex financial organizations. He has acquired a deep understanding of the Western New York business environment during his years of working with commercial clients in the region. We note that Mr. Battaglia has demonstrated significant involvement with local civic organizations through his years of service on the above-referenced boards of directors.

Daniel J. Fessenden has served as a Director of the Company since 2009 and as a Director of Tompkins Trust Company since January 2009. Mr. Fessenden served as a member of the New York State Assembly from 1993 to 1999. He currently serves as the Executive Director of the Fred L. Emerson Foundation, a fourth-generation family foundation located in Auburn, New York. From 2004 to 2006 he served as the founding Executive Director of the Cornell Agriculture & Food Technology Park, Geneva, New York. Prior to 2004, Mr. Fessenden served as a key member of the government relations team for the Carrier Corporation, Syracuse, New York. Mr. Fessenden has been actively engaged with various business, civic and educational organizations throughout the Central New York region for more than 25 years. In addition to serving as a director of Midstate Mutual Insurance Company, he also serves on the board of Seward House Museum, Wells College, American Agriculturist Foundation and several other charitable organizations. We believe Mr. Fessenden’s qualifications to sit on our Board of Directors include his extensive experience in government and public service (as well as executive experience in the private sector), his active engagement with civic organizations, and his deep connections to the Central New York business community.

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James W. Fulmer served as President of the Company from 2000 through 2006, and has served as a Director of the Company since 2000, and Vice Chairman of the Company since January 1, 2007. He serves as the Chairman, President and Chief Executive Officer of Tompkins Bank of Castile, and has served in such capacity since 1988. Mr. Fulmer also serves as: a Director of Tompkins Mahopac Bank and Tompkins VIST Bank; Chairman and Director of Tompkins Insurance Agencies, Inc.; and Director of TFA Management, Inc. He served as the President and Chief Executive Officer of Letchworth Independent Bancshares Corporation from 1991 until its merger with the Company in 1999. He has served as a member of the Board of Directors of the Federal Home Loan Bank of New York since January 2007, and is a member of the Federal Reserve Bank of New York Community Depository Advisory Council. Mr. Fulmer is a past president of the Independent Bankers Association of New York State, and he also actively serves as a member of the Board of Directors of Erie and Niagara Insurance Association of Williamsville, the Cherry Valley Cooperative Insurance Company of Williamsville, the United Memorial Medical Center, and WXXI Public Broadcasting Council. We believe Mr. Fulmer’s qualifications to sit on our Board of Directors include his nearly 40 years of experience in the banking industry, including service as our Vice Chairman, and as President and Chief Executive Officer of Tompkins Bank of Castile. Mr. Fulmer is also actively involved with the prominent Western New York community organizations described above.

James R. Hardie has served as a Director of the Company since 2001. Mr. Hardie has been Vice Chairman of the Board of Directors of Tompkins Insurance Agencies (“TIA”), a wholly-owned subsidiary of the Company, since August 1, 2002. He was President of Austin, Hardie, Wise Agency, Inc. from 1974 until January 1, 2001, when he became President, Chief Executive Officer and a Director of TIA. Effective January 1, 2003, Mr. Hardie ceased serving as President and Chief Executive Officer of TIA. He continues to be employed by TIA as a producer. Mr. Hardie is the managing member of Bennington Farms, LLC, a property leasing company, and also currently serves as Secretary/Treasurer and Director of the Schooner Bay Homeowners Assoc., a condominium community in Sarasota, Florida. His community service includes serving as a Director of the Wyoming County Hospital Foundation, as well as service on the Wyoming County Chamber Legislative Committee. We believe Mr. Hardie’s qualifications to sit on our Board of Directors include his forty years of management experience in the insurance industry, including thirty years as chief executive officer, as well as his prior experience as a bank director before joining the Tompkins organization. In addition, Mr. Hardie has served in various capacities with numerous civic organizations throughout his career.

Carl E. Haynes served as a Director of the Company from 1996 until 2000 and was re-appointed on February 20, 2007. He has served as a Director of Tompkins Trust Company since 1996. Dr. Haynes has been President of Tompkins Cortland Community College since 1995, and he served as Chairman of the Board of Directors of Cayuga Medical Center until May 2007. He also serves on the Board of Directors of the TC3 Foundation, Therm, Inc., CNY Regional Alliance, Cortland County Business Development Corporation, Cayuga-Cortland Workforce Investment Board, Tompkins County Area Development Corporation, Tompkins County Community Advisory Panel and Tompkins County Workforce Investment Board, among others. We believe Dr. Haynes’ qualifications to sit on our Board of Directors include his over 15 years of service as a bank director, as well as his executive experience leading a large, non-profit educational organization. Additionally, Dr. Haynes has demonstrated civic leadership through service on the boards of many local charitable and business-related organizations.

Susan A. Henry has served as a Director of the Company since 2010 and as a Director of Tompkins Trust Company since April 2010. Dr. Henry is the Ronald P. Lynch Dean emerita, College of Agriculture and Life Sciences, Cornell University, where she is a Professor of Molecular Biology and Genetics. Prior to her appointment at Cornell, Dr. Henry was Dean of Science of the Mellon College of Science at Carnegie Mellon University. Dr. Henry is a member of the Board of Directors of Seneca Foods Corporation (NASDAQ: SENEA), where she serves on the Compensation and Nominating Committee, and she is also a member of the Board of Directors of Agrium, Inc. (NYSE: AGU), where she serves on the Governance Committee, and the Human Resources and Compensation Committee. We believe Dr. Henry’s qualifications to sit on our Board of Directors include her extensive experience in the management and administration of a large non-profit organization, coupled with her experience serving on the boards of other publicly-traded companies.

Patricia A. Johnson has served as a Director of the Company since 2006, and has served as a Director of Tompkins Trust Company since 2002. As of January 2014, Ms. Johnson became the Vice President for Finance and Administration with Lehigh University in Bethlehem, PA. She had previously been with Cornell University, starting as the Assistant Treasurer in 1995, was appointed Treasurer in March 1999, and in 2007, was appointed Associate Vice President & Treasurer. Ms. Johnson served on the finance committee of Planned Parenthood of the Southern Finger Lakes, and was a Director of the Legacy Foundation of Tompkins County, TC3 Community College, the Social Service League, and the Tompkins County Public Library Foundation. She is currently a director and the finance chair for Market Matters, a not for profit located in Ithaca, NY which provides business training to residents of South Africa. She was also a member of the NACUBO Accounting Principles Council and the Association for Financial Professionals. We believe Ms. Johnson’s qualifications to sit on our Board of Directors include her accounting expertise and her ability to understand and evaluate the Company’s complex financial operations, based in part on her prior work in the banking industry. In addition, Ms. Johnson has demonstrated civic leadership through service on the boards of many local charitable organizations.

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Frank C. Milewski has served as a Director of the Company since August 2012, when he was appointed by the Board to fill a vacancy following the VIST Acquisition. Mr. Milewski served as Vice Chairman of the Board of VIST Financial Corporation (“VIST”) from 2007 to 2012, where he served as a director from 2002 until its acquisition by the Company in August 2012. Mr. Milewski served as a director of Merchants Bank from 1985 until VIST acquired Merchants in 1999. He has served as a director on the Board of Directors of Tompkins VIST Bank since 1999. Mr. Milewski is Regional President of Providence Service Corporation, a publicly traded company which provides services in the human services field. Formerly, he was the founder, President and Chief Executive Officer of The ReDCo Group, prior to its acquisition by Providence Service Corporation in 2004. Mr. Milewski is responsible for oversight and direction of six separate operating companies in five states. Mr. Milewski currently serves as a member of the Schuylkill Economic Development Corporation (SEDCO’s) Board of Directors and as such is involved in fostering economic growth, development, and job creation in the greater Schuylkill County region. Previously he served on a number of community-oriented not-for-profit boards. We believe Mr. Milewski’s qualifications to sit on our Board of Directors include his executive experience in a leadership position with a publicly traded company, his prior service on VIST’s Audit/Examining Committee and the Tompkins VIST Bank Board of Directors, and his involvement with economic development and other civic engagement in the Schuylkill County region.

Sandra A. Parker has served as a Director of the Company since 2010 and as a Director of Tompkins Bank of Castile since April 2010. Ms. Parker is the President and Chief Executive Officer of the Rochester Business Alliance, where she has served in various capacities since 2003. Previously, Ms. Parker was the President and Chief Executive Officer of the Industrial Management Council (Rochester, New York). She is a founder of Unshackle Upstate, and serves on the Committee to Save New York. Ms. Parker serves on numerous local boards of directors, including the Monroe Community College Foundation, and the Center for Governmental Research, among others. She is also a Trustee at Rochester Institute of Technology. Her extensive involvement with local civic organizations includes service on the boards of Directors of the Rochester Area Community Foundation and the YMCA of Greater Rochester. We believe Ms. Parker’s qualifications to sit on our Board of Directors include her extensive executive experience, particularly in human resource management, coupled with her strong connections to the business community of Western New York and her involvement with the civic organizations noted above.

Thomas R. Rochon has served as a Director of the Company since 2009 and as a Director of Tompkins Trust Company since January 2009. In July, 2008, Dr. Rochon was appointed President of Ithaca College. Prior to his appointment, he served from 2003 to July, 2008 as the Executive Vice President and Chief Academic Officer for the University of St. Thomas in Minnesota, following a career as professor of political science on the faculties of Princeton University and Claremont Graduate University. From 2000 to 2003, he was the Executive Director of the Graduate Record Examinations program at the Educational Testing Service (ETS). He is on the board of directors of New York Campus Compact, an association of colleges and universities committed to community service, and also serves on the Executive Committee of the Council of Independent Colleges and Universities, the association of private institutions of higher education in New York State. He is also actively involved with several local charitable organizations. We believe Dr. Rochon’s qualifications to sit on our Board of Directors include his many years of management experience, including as the President of Ithaca College, as well as an understanding of the challenges faced by organizations which operate in a heavily regulated sector. In August 2013, the Board of Directors concluded a succession planning process for Chairman James J. Byrnes, whose term will expire in May 2014, and named Dr. Thomas R. Rochon as his successor. Subject to Dr. Rochon’s re-election as a Director, the Board expects to appoint him as Chairman of the Board effective immediately following the Annual Meeting.

Stephen S. Romaine has served as a Director of the Company since January 1, 2007. Mr. Romaine was appointed President and Chief Executive Officer of the Company effective January 1, 2007. He had served as President and Chief Executive Officer of Tompkins Mahopac Bank from January 1, 2003 through December 31, 2006. Prior to this appointment, Mr. Romaine was Executive Vice President, Chief Financial Officer of Mahopac National Bank. In addition to the Company board, Mr. Romaine serves on the boards of each of its affiliates. Mr. Romaine currently serves on the board of the New York Bankers Association, where he chairs the Government Relations Council and was elected its Treasurer and Chairman of the New Century Fund in February 2014. He also serves on the board of the Listed Company Council of the NYSE MKT LLC. His civic involvement includes service as a member of the board of directors of the Ithaca Aviation Heritage Foundation, United Way of Tompkins County, and the TC3 Foundation. We believe Mr. Romaine’s qualifications to sit on our Board of Directors include his 25 years as an executive in the financial services industry, including his current position as President and Chief Executive Officer of the Company.

Michael H. Spain has served as a Director of the Company since 2000, and as a Director of Tompkins Mahopac Bank since 1992. Mr. Spain owns and serves as the President of the Spain Agency, an insurance agency located in Mahopac, New York. Mr. Spain is also a General Partner in W. D. Spain & Sons, LLP, a family limited partnership that owns common stock of the Company; President of Sleeping Indian, LLC, and Trail Properties, Inc, real estate holding companies; and President of Wind River, LLC and Indian Paintbrush, LLC, companies engaged in real estate development, and President of Risk Mitigation Advisors, LLC, a company engaged in loss control risk management. His brother, William D. Spain, Jr., is also a Director of the Company. He has demonstrated civic leadership through service on the boards of several charitable organizations in the Hudson Valley, including past President of Mahopac Rotary, The Putnam Alliance, Putnam Independent Insurance Agencies, and has served on the Hudson Valley Hospital Board and Foundation, along with over 20 years of service as a Tompkins Mahopac Bank director. We believe Mr. Spain’s qualifications to sit on our Board of Directors include his extensive executive experience in the financial services industry.

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William D. Spain, Jr. has served as a Director of the Company since 2000, as a Director of Tompkins Mahopac Bank since 1991, and as Chairman of the Board of Directors of Tompkins Mahopac Bank since 1999. He has been the Managing Partner of Spain & Spain, PC, a law firm in Mahopac, New York, since 1983. Mr. Spain is also a General Partner in W. D. Spain & Sons, LLP, a family limited partnership that owns Common Stock of the Company. Mr. Spain is a member of the Mahopac Volunteer Fire Department, among other community organizations. His brother, Michael H. Spain, is also a Director of the Company. We believe Mr. Spain’s qualifications to sit on our Board of Directors include his strong connections to the business community in and around the Hudson Valley, coupled with more than 20 years of service as a Tompkins Mahopac Bank Director. We also note Mr. Spain’s involvement, through board service and in other capacities, with civic organizations in the Hudson Valley.

Alfred J. Weber is president of Tweed-Weber, Inc., a management consulting firm, and has been a member of our Board of Directors since August 2012 when he was appointed by the Board to fill a vacancy following the VIST Acquisition. Mr. Weber served as Chairman of the Board of VIST Financial Corporation from 2005 to 2012, where he served as a Director from 1995 until its acquisition by the Company in August, 2012. He currently serves on the Board of Directors of Tompkins VIST Bank, and has served as its Chairman since 2005. He has been in the consulting industry since 1974 and has been president of his own business since 1984. The fundamental focus of his work is to help clients build and implement strategies to gain and sustain competitive advantage in their marketplace. He has worked with hundreds of businesses, not-for-profit organizations, health and home care agencies, and associations across the country. Mr. Weber currently serves on the boards of Berks County Community Foundation, Our City Reading, St. Paul’s Lutheran Church, and Boscov’s LLC. He previously served on the boards of Alvernia University, the United Way of Berks County, the Berks County Chamber of Commerce, the Berks County Workforce Investment Board, the Greater Berks Development Fund, and the Burn Prevention Foundation. We believe Mr. Weber’s qualifications to sit on our Board of Directors include his experience in leading change initiatives and his expertise in the area of strategic planning.

Craig Yunker has served as a Director of the Company since 2000 and as a Director of Tompkins Bank of Castile since 1991. He is the Managing Member of CY Farms, LLC, CY Properties, LLC, CY Heifer Farm, LLC, and Batavia Turf, LLC, companies engaged in farming. Since 2001, he has served as a Trustee of Cornell University. Mr. Yunker is closely involved with the Western and Central New York business community, and he currently serves in leadership roles on both state and national agricultural organizations, including the New York State Agriculture Society, and the Farm Foundation Roundtable. We believe Mr. Yunker’s qualifications to sit on our Board of Directors include his extensive executive experience, particularly in the agribusiness sector, and his corporate strategy acumen, along with over 20 years of service as a Tompkins Bank of Castile Director.

The names and ages of the Company’s executive officers, including the Named Executive Officers identified in the Summary Compensation Table in this Proxy Statement, their positions and offices held with the Company, their term of office and experience are set forth in Part I of the Company’s Annual Report on Form 10-K for the Company’s 2013 fiscal year, a copy of which is enclosed with this Proxy Statement.

Matters Relating To the Board of Directors

Board of Directors Meetings and Committees

During fiscal 2013, the Board of Directors held four regular meetings and one strategic planning meeting. As a matter of practice the Independent Directors met in executive session at the end of each regular meeting, for a total of five meetings during 2013. During this period, all of the Directors attended or participated in at least 80% of the aggregate of the total number of meetings of the Board held during the periods that he or she served and the total number of meetings held by all committees of the Board on which each such Director served during the period that he or she served, other than Sandra A. Parker, who attended 64% of such meetings due to previously scheduled business travel commitments.

The Board currently maintains and appoints the members of the following five standing committees: Executive, Compensation, Audit/Examining, Nominating and Corporate Governance, and Qualified Plans Review.

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Board of Directors: Committee Membership

Director	Executive	Compensation	Audit/ Examining	Nominating/ Corporate Governance	Qualified Plans Review
John E. Alexander	—	X	—	—	X
Paul J. Battaglia	X	—	Chair	—	—
Daniel J. Fessenden	—	—	—	X	—
James W. Fulmer	X	—	—	—	—
Carl E. Haynes	X	—	—	Chair	—
Susan A. Henry	—	—	—	—	X
Patricia A. Johnson	—	—	X	—	—
Frank C. Milewski	—	—	X	—	—
Sandra A. Parker	—	X	—	—	—
Thomas R. Rochon	—	X	—	—	—
Stephen S. Romaine	X	—	—	—	X
Michael H. Spain	X	—	—	—	—
Alfred J. Weber	—	—	—	X	—
Craig Yunker	X	Chair	X	—	—

The Board has adopted a written charter for the Executive Committee. A copy of the Executive Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Executive Committee did not meet during fiscal 2013. The Executive Committee acts, as necessary, on behalf of the Board of Directors pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”).

The Board has adopted a written charter for the Compensation Committee (as used in this paragraph, the “Committee”). A copy of the Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met six times during fiscal 2013. Among its duties and responsibilities, the Committee assesses executive performance and reviews, determines and recommends salaries and other matters relating to executive compensation, except that the compensation of the Chief Executive Officer is determined by the full Board upon recommendation by the Committee. It also administers the Company’s equity incentive plans, including reviewing and granting equity incentive awards to executive officers and other employees. The Committee also reviews and approves various other compensation policies and matters, senior management planning, and is responsible for ensuring that executive officers are compensated effectively and in a manner consistent with the Company’s objectives. Each of the members of this Committee is an “Independent Director” as defined in Section 803A of the NYSE MKT LLC Company Guide, and also meets the heightened independence standards for compensation committee members set forth in NYSE MKT Rule 805(C). The responsibilities and activities of the Committee are described in greater detail in the “Compensation Discussion and Analysis” beginning on page 16 of this Proxy Statement.

The Board has adopted a written charter for the Audit/Examining Committee (as used in this paragraph, the “Committee”). A copy of the Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met nine times during fiscal 2013. This Committee assists the Board in its general oversight of accounting and financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The responsibilities and activities of the Committee are described in greater detail in the “Report of the Audit/Examining Committee of the Board of Directors” included in this Proxy Statement. The Board has determined that Paul J. Battaglia, Daniel Fessenden, Patricia A. Johnson, Frank C. Milewski and Craig Yunker each qualify as an “Audit Committee Financial Expert” as defined in Item 407(d) of Regulation S-K and that each of the members of the Audit/Examining Committee satisfies the independence standards applicable to Audit Committee members of Section 803 of the NYSE MKT LLC Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has adopted a written charter for the Nominating and Corporate Governance Committee (as used in this paragraph and in the next five paragraphs, the “Committee”). A copy of the Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met five times during the 2013 fiscal year. This Committee is responsible for assisting the Board in developing corporate governance policies and practices that comply with applicable laws and regulations, including NYSE MKT LLC listing standards and corporate governance requirements, and the corporate governance requirements of the Sarbanes-Oxley Act of 2002.

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The Committee is also responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will evaluate candidates who are identified by shareholders, by other members of the Board, and occasionally by members of the Company’s leadership team, which is comprised of the Company’s executive officers. The same procedures are used to evaluate all candidates, regardless of the source of the recommendation. To be considered, each candidate must possess the following minimum qualifications and attributes: high personal values, judgment and integrity; an ability to understand the regulatory and policy environment in which the Company conducts its business; a demonstrated, significant engagement in one of the market areas served by the Company, based on one or more of the following within such market area—professional/business relationships, residence, and involvement with civic, cultural or charitable organizations; and experience which demonstrates an ability to deal with the key business, financial and management challenges that face financial service companies. The Committee believes that such connections with one of the Company’s local communities fosters ties between the Company and that community, and also allows the Director to better understand the banking and financial services needs of its local stakeholders.

In identifying potential nominees, the Committee also considers whether a particular candidate adds to the overall diversity of the Board. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Board believes that the backgrounds and qualifications of the Directors, considered as a group, should comprise an array of experience, knowledge and abilities to allow the Board to most effectively carry out its responsibilities. Although the Committee does take diversity into account when evaluating a particular candidate, it is only one of several criteria used during the Committee’s assessment process, and the Committee has not formalized its diversity practices into a written policy.

While individual experiences and qualifications serve as a baseline for consideration, the Committee recognizes that the Board governs as a whole, and not as a collection of individuals. The effectiveness of the Board is not a function of the individual attributes of its members; rather, it depends on the overall chemistry of the Board. Therefore, the Committee assesses whether a particular candidate will be able to function within this broader context by evaluating his or her: ability to understand, and willingness to engage, the issues presented to the Board; ability to exercise prudence and judgment, but also decisiveness; and ability to effectively communicate his or her ideas to the other members of the Board. In the case of incumbent Directors, these assessments are made based on past experience with a particular Director and, in the case of first-time nominees, these issues are explored during the interview and vetting process described below.

Once the Committee has determined its interest in a potential nominee, it begins discussions with him or her as to his or her willingness to serve on the Board and one or more of the Company’s subsidiary boards and, for first-time nominees, an interview will be conducted. If the nominee is an incumbent Director, the Committee will consider prior Board performance and contributions as described above; in the case of a first-time nominee, the Committee will evaluate its discussions with the candidate, and the Committee may also seek to verify its preliminary assessment of the candidate by discussing his or her particular attributes with other appropriate parties who have had prior professional experiences with him or her. At the conclusion of this process, the Committee will recommend qualified candidates that best meet the Company’s needs to the full Board, which then selects candidates to be nominated for election at the next annual meeting of shareholders. The Committee uses the same process for evaluating all candidates, whether recommended by shareholders, directors or management. The Company encourages all Board members to own at least 2,000 shares of the Company’s common stock, which shares may be accumulated over a period of three years following a Director’s initial election to the Board. Shares held in a rabbi trust as deferred stock compensation for a given Director are included in this calculation.

The Board has adopted a written charter for the Qualified Plans Review Committee. This Committee met two times during fiscal 2013, and it is responsible for reviewing and setting the investment goals and objectives of the Tompkins Financial Corporation Retirement Plan, and adjusting plan holdings accordingly.

Director Compensation

It is the general policy of the Board that employee directors are not paid for their service on the Company’s Board of Directors beyond their regular employee compensation. Mr. Hardie, although employed by Tompkins Insurance Agencies as a producer, is not an executive officer of the Company and is therefore compensated for his service on the Board of Directors of the Company, but not for service as a Director of Tompkins Insurance Agencies.

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2013 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation		Total
	($)	($)	($)		($)
Alexander	—	37,500	—		37,500
Battaglia	—	48,950	—		48,950
Byrnes	75,000	—	—		75,000
Fessenden	44,500	—	—		44,550
Gates	42,550	—	—		42,550
Hardie	18,000	—	20,800	(3)	38,800
Haynes	27,850	16,100	—		43,950
Henry	—	33,000	—		33,000
Johnson	38,200	—	—		38,200
Milewski	43,350	—	—		43,350
Parker	32,700	—	—		32,700
Rochon	—	36,700	—		36,700
Spain, M.	18,000	18,000	—		36,000
Spain, Wm.	34,750	—	—		34,750
Weber	13,725	23,675	—		37,400
Yunker	—	46,700	—		46,700

(1)	Amounts disclosed for certain Directors include cash compensation for service on subsidiary boards. For a more detailed discussion of such fees, see “Subsidiary Board Service Compensation” below.

(2)	The stock awards disclosed here reflect grant date fair value in accordance with ASC Topic 718, and were earned by the Directors and deferred under Tompkins’ Amended and Restated Plan for Eligible Directors of Tompkins Financial Corporation and Wholly-Owned Subsidiaries (the “Retainer Plan”). The stock awards under the Retainer Plan are discussed in more detail below under the heading “Timing and Manner of Payment of Director Compensation.“Dividends are reinvested pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan.

(3)	Represents compensation for Mr. Hardie’s service as a producer for Tompkins Insurance Agencies.

Effective January 1, 2013, the Company’s non-employee Directors were compensated for service on the Board as follows. An annual $13,000 retainer payable in quarterly installments of $3,250 each was paid at the beginning of each quarter to non-employee Directors. In addition, non-employee Directors received $1,250 for each of the four regularly-scheduled Board meetings the Director attended, as well as $750 for each Audit/Examining, Compensation or Nominating and Corporate Governance Committee meeting attended and $400 for each Qualified Plans Review Committee meeting attended. The Chair of the Audit/Examining Committee received an additional $10,000 annual fee paid in quarterly installments of $2,500, and the Chairs of the Compensation, and Nominating and Corporate Governance Committees received an additional $4,000 annual fee paid in quarterly installments of $1,000. All non-employee Directors’ fees paid for service on the Board are paid in cash or, if a valid election was made by the Director prior to January 1, 2013, such Directors’ fees were deferred pursuant to (i) the Retainer Plan or (ii) pursuant to a Deferred Compensation Agreement. In addition to these fees, Directors are eligible to receive equity awards granted pursuant to the Company’s 2009 Equity Plan, though none were issued to Directors during fiscal 2013.

In lieu of any retainer, board meeting and/or committee fees, an annual retainer was paid to James J. Byrnes in 2013 for his service as Chairman of the Tompkins Financial Corporation and Tompkins Trust Company Boards of Directors in the amount of $75,000, paid in cash, in quarterly installments of $18,750.

Subsidiary Board Service Compensation

Any non-employee member of the Company’s Board of Directors who also sits on the Board of Tompkins Bank of Castile received an additional annual $14,200 Board Retainer Fee, paid in quarterly installments of $3,550. During 2013, Paul J. Battaglia, Sandra A. Parker, and Craig Yunker sat on the Board of Directors of Tompkins Bank of Castile. Any non-employee member of the Company’s Board of Directors who also sits on the board of Tompkins Mahopac Bank received an additional annual Board Retainer Fee of $18,000 paid in quarterly installments of $4,500. During 2013, William D. Spain, Jr., James J. Byrnes, and Michael H. Spain sat on the Board of Directors of Tompkins Mahopac Bank. Any non-employee member of the Company’s Board of Directors who also sits on the Board of Tompkins Trust Company received an additional annual $14,200 Board Retainer Fee paid in quarterly installments of $3,550. In addition, non-employee Directors who served on the Trust Committee and/or the Board Loan Committee of Tompkins Trust Company’s Board of Directors received fees of $400 per meeting attended, and the Chair of each of those committees received a $1,000 annual fee paid in quarterly installments of $250 at the beginning of each quarter. During 2013, James J. Byrnes, John E. Alexander, Daniel J. Fessenden, Reeder D. Gates, Carl E. Haynes, Susan A. Henry, Patricia A. Johnson and Thomas R. Rochon sat on the Board of Directors of Tompkins Trust Company. Any non-employee member of the Company’s Board of Directors who also sits on the board of Tompkins VIST Bank received an additional annual $14,200 Board Retainer Fee, paid in quarterly installments of $3,550. In addition, non-employee Directors who served on the Board Loan Committee of Tompkins VIST Bank’s Board of Directors received fees of $400 per meeting attended. During 2013, Frank C. Milewski and Alfred J. Weber sat on the Board of Directors of Tompkins VIST Bank. Mr. Hardie, who also sits on the Board of Tompkins Insurance, is not compensated for such service.

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Timing and Manner of Payment of Director Compensation

All retainer and meeting fees for service on the Company’s Board, as well as service on the Board of Directors of one or more of our subsidiaries, are payable quarterly, either in cash or, if a timely election is made by the Director, in stock pursuant to the Retainer Plan. Non-employee Directors may also elect to receive compensation in deferred cash pursuant to a Deferred Compensation Agreement. If a Director elects to receive deferred stock compensation under the Retainer Plan, his or her fees are transferred to a Rabbi Trust. The trustee acquires shares of common stock pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan. A Director has no rights in or to the shares of common stock held in the Rabbi Trust until distribution is made in accordance with the Retainer Plan. An aggregate of 5,956 shares of common stock was acquired by the Rabbi Trust under the Retainer Plan in 2013 representing board and committee fees and retainers paid and expensed in 2013.

Corporate Governance Matters

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the “Guidelines”), which reflect many of the Company’s long-standing practices, in order to strengthen our commitment to corporate governance best practices. A copy of the Guidelines is posted in the “Corporate Governance” section of our website (www.tompkinsfinancial.com). The Guidelines summarize the Company’s corporate governance practices and procedures, and the following issues, in addition to others, are covered in the Guidelines: board size; director independence; chairman independence; director retirement; director resignation following a change in job responsibility; director candidate identification and nomination; director common stock ownership; responsibilities of directors; meeting attendance; executive sessions of independent directors; Board committees; succession planning and management evaluation; director education; failure to receive a majority of votes cast; pledging/hedging policy; and board assessments.

Shareholder Communications with Directors

Shareholders may communicate with the Company’s Board of Directors by writing to the following address: Board of Directors, Tompkins Financial Corporation, P.O. Box 460, Ithaca, New York 14851. All such communications from shareholders will be reviewed by the Chairman of the Nominating and Corporate Governance Committee, who is an Independent Director, and, if s/he determines that a communication should be reviewed by the full Board, it will be presented to the Board for review and consideration.

Policy Regarding Director Attendance at Annual Meetings; Annual Meeting Attendance

The Board strongly encourages the attendance of all Directors at Annual Meetings. The Annual Meeting of Shareholders for fiscal 2012 was held on May 20, 2013 and, with the exception of Frank C. Milewski and Sandra A. Parker, all of the Directors then in office were in attendance.

Code of Ethics

The Board has adopted the Tompkins Financial Corporation Code of Ethics for the Chief Executive Officer and Senior Financial Officer which applies to the Company’s Chief Executive Officer and Chief Financial Officer (who also serves as our principal accounting officer). A copy of the Code of Ethics is available in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Company will post material amendments to or waivers from the Code of Ethics for Chief Executive Officer and Senior Financial Officer at this location on its website.

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Board Leadership Structure and Risk Oversight

Presently, the roles of Chief Executive Officer and Chairman of the Board are separate, as the Board feels this offers advantages of including additional input and a range of prior experience within our leadership structure. However, no single leadership model is right for the Company at all times, and the Board does not have a policy that these roles will always be separate. The Board recognizes that other leadership models can be appropriate for the Company, given different circumstances.

The Board has an active role, both at the full Board and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding asset quality, capital, securities portfolio, liquidity, operations and other matters, as well as the risks associated with each. The Compensation Committee oversees risks associated with compensation arrangements and the Audit Committee oversees management of financial risks. The Board’s role in the risk oversight process has not directly impacted its leadership structure.

Risk and Influence on Compensation Programs

The Board’s Compensation Committee also considers risk and its influence on the Company’s compensation programs. This Committee reviews each compensation element individually and in the aggregate to ensure that the overall compensation program provides a balanced perspective that ultimately aligns pay with performance while also ensuring bonus / incentive programs do not motivate inappropriate risk-taking. Since the bonuses are discretionary, the Committee has the ability to reduce bonus amounts should it be determined that certain actions or practices by the executive officers are promoting unnecessary or excessive risk. Equity award levels and practices are set to foster shared interests between management and shareholders, but are not considered by the Committee to be at levels that would drive inappropriate behavior. In the Committee’s judgment, the compensation policies and practices of the Company do not give rise to material risks.

In addition, we are subject to guidance issued by our primary banking regulators designed to ensure that incentive compensation arrangements at banking organizations appropriately tie rewards to longer-term performance and do not undermine the safety and soundness of the firm or create undue risks to the financial system. This guidance embodies three core principles, which are: (1) incentive compensation arrangements at a banking organization should provide employees incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks; (2) these arrangements should be compatible with effective controls and risk management, and (3) these arrangements should be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors. We believe that our incentive compensation programs are in compliance with this guidance.

Affirmative Determination of Director Independence

A majority of the Board of Directors, and each member of the Audit/Examining Committee, Compensation Committee, and Nominating and Corporate Governance Committee, is independent, as affirmatively determined by the Board, consistent with the criteria established by NYSE MKT LLC and as required by our Bylaws.

The Board has conducted an annual review of director independence for all current nominees for election as Directors and all continuing Directors. During this review, the Board considered transactions and relationships during the preceding three years between each Director or any member of his or her immediate family and the Company, and its executive officers, subsidiaries, affiliates and principal shareholders, including those described below under “Transactions with Related Persons.” The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that the Directors identified as “Independent” in the table on Page 3 meet the Company’s standard of independence.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information, as of March 14, 2014, with respect to the beneficial ownership of our common stock by: (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; (2) each Director and nominee; (3) each executive officer named in the Summary Compensation Table, below; and (4) all executive officers and Directors as a group. Except as otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned.

	Common Stock Ownership
	Phantom Stock Held in Deferred Trust(1)	Number of Shares Beneficially Owned(2)		Percent of Outstanding Names Shares(2)(3)
Directors, Nominees and Executive Officers
John E. Alexander+	11,022	32,387	(4)	**
Paul J. Battaglia+	3,246	3,841	(5)	**
David Boyce*	—	41,579	(6)	**
James J. Byrnes++	—	45,036		**
Daniel J. Fessenden+	1,592	1,178		**
Robert D. Davis*	—	9,306	(7)	**
Francis M. Fetsko*	—	26,466	(8)	**
James W. Fulmer*+	—	126,217	(9)	**
Reeder D. Gates++	5,783	126,500	(10)
James R. Hardie+	1,572	65,743	(11)	**
Carl E. Haynes+	5,594	4,958		**
Susan A. Henry+	3,317	1,136		**
Patricia A. Johnson+	2,564	116		**
Frank C. Milewski+	—	17,449		**
Sandra A. Parker+	—	2,620		**
Thomas R. Rochon+	4,378	234	(12)	**
Stephen S. Romaine*,+	—	70,633	(13)	**
Michael H. Spain+	4,605	470,080	(14)	3.17%
William D. Spain, Jr.+	2,542	465,893	(15)	3.14%
Alfred J. Weber+	828	10,788		**
Craig Yunker+	8,372	13,814		**
All Directors and executive officers as a group (25 persons)	—	1,225,199		8.16%

*	Named Executive Officer
+	Currently a Director of the Company and a Director Nominee
++	Currently a Director of the Company
**	Less than 1 percent

(1)	Each share of phantom stock is the economic equivalent of one share of common stock. Phantom stock represents deferred stock compensation under the Amended and Restated Retainer Plan for Eligible Directors of Tompkins Financial Corporation and its Wholly-Owned Subsidiaries (the “Retainer Plan”). These shares are held in a deferred trust account (the “Rabbi Trust”) pending distribution upon the occurrence of certain events specified in the Retainer Plan. The reporting person has no voting or investment power over the shares prior to such distribution. The shares of Common Stock held in deferred trust accounts for non-employee Directors are voted by Tompkins Trust Company (the “Trust Company”) as trustee of the Rabbi Trust.

(2)	Does not include shares of Phantom Stock held in the Rabbi Trust.

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(3)	The number of shares beneficially owned by each person or group as of March 14, 2014, includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 14, 2014, including, but not limited to, upon the exercise of options. For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 14,825,564 shares of common stock outstanding and entitled to vote on March 14, 2014 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 14, 2014. The percentages listed in this column do not include shares acquired pursuant to the Retainer Plan and held in the Rabbi Trust; directors have no voting or investment power with respect to such shares. For a more detailed discussion of the Retainer Plan, refer to “Timing and Manner of Payment of Director Compensation,” Page 11. For a description of the vesting provisions for the restricted stock referenced in the footnotes below, see the “2013 Outstanding Equity Awards at Fiscal Year-End” table, below.

(4)	Includes 505 shares owned by Mr. Alexander’s spouse.

(5)	Shares owned by Mr. Battaglia’s spouse.

(6)	Includes 1,918 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 4,230 shares of restricted stock, and 25,534 shares that Mr. Boyce may acquire by exercise of options exercisable at March 14, 2014 or within 60 days thereafter.

(7)	Includes 245 shares held in the Company’s Investment & Stock Ownership Plan.

(8)	Includes 6,085 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 4,230 shares of restricted stock, and 10,039 shares that Mr. Fetsko may acquire by exercise of options exercisable at March 14, 2014 or within 60 days thereafter.

(9)	Includes 10,216 shares held in the Company’s Employee Stock Ownership Plan, 4,230 shares of restricted stock, 28,155 shares owned by Mr. Fulmer’s spouse, and 27,953 shares that Mr. Fulmer may acquire by exercise of options exercisable at March 14, 2014 or within 60 days thereafter.

(10)	Includes 3,200 shares owned by Mr. Gates’ spouse.

(11)	Includes 743 shares held in the Company’s Employee Stock Ownership Plan.

(12)	Includes 10 shares owned by Dr. Rochon’s spouse as Custodian for each of their two sons.

(13)	Includes 8,653 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 8,609 shares of restricted stock, and 55,631 shares that Mr. Romaine may acquire by exercise of options exercisable at March 14, 2014 or within 60 days thereafter.

(14)	Includes 420,707 shares of Common Stock held by W. D. Spain & Sons Limited Partnership, of which Mr. Michael Spain is a General Partner and shares voting and investment control. Mr. Spain disclaims beneficial ownership of all shares of Common Stock owned by W. D. Spain & Sons Limited Partnership, except to the extent of 84,140 shares which represent his indirect pecuniary interest, through his ownership of 20% of W. D. Spain & Sons Limited Partnership.

(15)	Includes 420,707 shares of Common Stock held by W. D. Spain & Sons Limited Partnership, of which Mr. William Spain, Jr. is a General Partner and shares voting and investment control. Mr. Spain disclaims beneficial ownership of all shares of Common Stock owned by W. D. Spain & Sons Limited Partnership, except to the extent of 84,140 shares which represent his indirect pecuniary interest, through his ownership of 20% of W. D. Spain & Sons Limited Partnership.

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As of March 14, 2014, other than as listed in the Common Stock Ownership table above, no person or group was known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, except as follows:

Name and Address of Beneficial Owner	Phantom Stock Held in Deferred Trust	Shares of Common Stock Beneficially Owned	Percent of Class
Tompkins Trust Company in the fiduciary capacity indicated: (1)
Executor, Trustee or Co-Trustee	753,473(2)		5.08%
Agent or Custodian	754,166(3)		5.09%
Tompkins Trust Company in the fiduciary capacity indicated (Plan shares held in custody by Prudential Investment)			5.23%
Trustee for the Tompkins Financial Employee Stock Ownership and Investment & Stock Ownership Plans	774,848(4)
BlackRock, Inc. (5) 40 East 52nd Street, New York, NY 10022		1,208,554	8.2%

(1)	The Trust Company’s address is P.O. Box 460, Ithaca, New York, 14851.

(2)	Represents shares held in a fiduciary capacity as executor, trustee or co-trustee. Where the Trust Company is sole executor or trustee, such shares, generally, will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary.

(3)	Represents shares held as agent or custodian with the voting power retained by the owner.

(4)	Represents shares held and administered by Prudential Investment Management Services, LLC, of which 567,676 shares, or 3.83% of the outstanding shares (calculated as described above), are held by the Company’s Employee Stock Ownership Plan and 207,172 shares, or 1.40% of the outstanding shares (calculated as described above), are held by the Company’s Investment & Stock Ownership Plan. All such shares have been allocated to participant accounts. Individual plan participants are entitled to vote these shares, and as a result these shares are not voted by the Trust Company, which serves as Trustee for these plans.

(5)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. on January 30, 2014.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

It is the position of the Compensation Committee and the Board of Directors that Tompkins Financial Corporation has long operated within the spirit of the guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act and other recently enacted regulations. Management and the Board have been careful to avoid many of the risks of incentive programs, choosing to reward proven results on a discretionary basis as opposed to tying payments to any particular metric. The result is that no individual or group is incentivized to take unnecessary risk with respect to a customer, the organization or our shareholders. We believe that these efforts are supported by an effective risk management system and strong corporate governance.

The Company has delegated to the Compensation Committee (the “Committee”) the responsibility for determining or recommending to the full Board the compensation of the Company’s executive officers, including the executive officers identified in the Summary Compensation Table (the “Named Executive Officers”).

The Company has continued to exhibit strong recent financial performance relative to its peer group. In recognition of Company financial performance and the contributions made by the Named Executive Officers in 2012 - 2013 the following compensation actions were approved:

•	Merit Increases. Effective April 2013, most of the Company’s executives received salary rate increases, including all of the Named Executive Officers, other than Mr. Davis who retired on December 31, 2013.

•	Cash Bonuses. In February 2013 and 2014, cash bonus awards were paid to many senior officers of the Company including all of the Named Executive Officers, other than Mr. Davis.

•	Long-Term Equity-Based Awards. The Committee uses discretion in determining the frequency of awards and has generally considered awards every 18 to 24 months. In May 2013, a number of executives received long-term equity-based awards. Among that group were the Named Executive Officers (other than Mr. Davis) who received stock-settled stock appreciation rights (SARs) and shares of restricted stock.

•	Stock Awards for Successful VIST Integration. The Committee approved a stock award in October 2013 which was based on the successful integration of the VIST Financial business into our Company. This stock award was not subject to vesting or forfeiture, and the recipients included all of the Named Executive Officers, other than Mr. Davis.

These decisions as well as the Committee’s process in making compensation recommendations are described below.

It should be noted that Mr. Davis retired as the CEO of Tompkins VIST Bank on December 31, 2013, in accordance with the Company’s transition plan for the management of Tompkins VIST Bank. Accordingly, Mr. Davis was not considered for, nor did he receive, a merit increase, cash bonus or any equity compensation during 2013.

Compensation Philosophy and Objectives

The primary goal of the Committee is to offer executive compensation that is fair and reasonable, consistent with the Company’s size and the compensation practices of the financial services industry generally. Key objectives of the compensation package are to attract, develop, and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its shareholders. The Board and the Committee maintain full discretion over the components and payment of compensation in order to preserve the flexibility necessary to ensure the Board’s ability to act in the Company’s best interests.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

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Section 162(m) of the Internal Revenue Code generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer or any of the three other highest paid executive officers (other than the chief financial officer), excluding performance-based compensation. Through December 31, 2013, this provision has not limited the Company’s ability to deduct executive compensation. The Committee will continue to monitor the potential impact of Section 162(m) on the Company’s ability to deduct executive compensation, and in particular, will review the effect of recent Internal Revenue Service rulings related to performance-based compensation in change-in-control situations. The 2009 Equity Plan has been designed, and is intended to be administered, in a manner that will enable the Company to deduct compensation attributable to options and certain other awards thereunder, without regard to the deduction limitation established by Section 162(m).

Section 409A of the Internal Revenue Code generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005, and imposes an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executives.

The Company values equity incentive awards under FASB ASC Topic 718. More information regarding the application of ASC Topic 718 by the Company may be found in Note 15 (Stock Plans and Stock Based Compensation) to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Compensation Committee and Process

Role of the Compensation Committee, Management, and Consultants

The Committee is responsible for general oversight of personnel policies for the Company and its subsidiaries, including review and administration of: deferred compensation; retirement and supplemental executive retirement plans; long-term equity compensation; and executive compensation plans. The Committee makes determinations or recommends to the Board actions concerning the compensation of executive officers and Company compensation programs. Tasks outlined by the Compensation Committee Charter include, but are not limited to, the following: reviewing the competitiveness of the Company’s compensation programs; reviewing and approving annual performance goals and objectives; and evaluating the Chief Executive Officer’s and other executive officers’ performance as it relates to these goals. The Committee supports the succession planning process in consultation with the Chief Executive Officer. The Committee also discusses and considers the results of the shareholders’ non-binding vote on say-on-pay. As permitted by law, the Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Executive officers do not play a role in determining their own compensation decisions, but they are called on to make recommendations concerning those individuals that report to them.

The Committee also has the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. In 2013 the Committee retained the services of Mosteller & Associates (“Mosteller”) to conduct a peer group selection study. This study has identified financial services organizations similar to Tompkins to be utilized for comparison purposes for executive compensation.

The Company has assessed the independence of Mosteller pursuant to SEC rules and exchange requirements, and has concluded that no conflict of interest exists that would prevent Mosteller from independently representing the Compensation Committee. The Company made this determination based on its receipt of representations from Mosteller addressing the independence of Mosteller, and the Mosteller consultants involved in the engagement, which addressed the following factors: (1) other services provided to us by Mosteller; (2) fees paid by us as a percentage of Mosteller’s total revenue, which were less than 1% of Mosteller’s total revenue; (3) policies and procedures maintained by Mosteller that are designed to prevent a conflict of interest, a copy of which was provided for our review; (4) the absence of any business or personal relationships between the Mosteller consultants and any member of the Compensation Committee; (5) the fact that no Company stock is owned by Mosteller or any of its consultants; and (6) the absence of any business or personal relationships between our executive officers and the Mosteller consultants. In addition, the Company confirmed the content of Mosteller’s responses to items (4) and (6) above directly with the Company’s directors and executive officers.

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Process of Determining Named Executive Officer Compensation

In furtherance of its objective to attract, develop and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its shareholders, the Committee periodically compares its compensation levels, practices, and financial performance to survey and publicly available data for a group of banking institutions of similar size, geographic market or structure.

Toward that end, the Committee utilized information from the publicly filed proxy statements of the following companies when considering the compensation of its Chief Executive Officer and the other Named Executive Officers:

Arrow Financial Corporation	National Penn Bancshares, Inc.
Bryn Mawr Bank Corporation	NBT Bancorp Inc.
Camden National Corporation	Old National Bancorp
Community Bank System, Inc.	Park National Corporation
Financial Institutions, Inc.	S&T Bancorp, Inc.
First BanCorp.	Sun Bancorp, Inc.
First Commonwealth Financial Corp.	United Community Banks, Inc.
Hudson Valley Holding Corp.	Washington Trust Bancorp, Inc.
Lakeland Bancorp, Inc.

The above list of peer companies was modified from the peer group used during the 2012 compensation process to eliminate organizations that were acquired in 2013. As discussed earlier, during 2013 the Committee engaged Mosteller & Associates to conduct an independent peer group selection study, identifying organizations that were comparable in asset size, demographics, lines of business, and corporate performance measures. The results of the Mosteller & Associates study will be used when considering executive compensation during 2014.

The Committee believes that a certain level of discretion is appropriate in determining the Named Executive Officers’ compensation. Information from comparative groups is only one factor in the Committee’s assessment of appropriate compensation levels, policies, and practices. The Committee does not have a formal policy of targeting a certain percentile of the market data or using market data to establish the mix of compensation (including the allocation between cash and non-cash compensation and short and long-term equity compensation). The Committee also does not have a formal policy regarding the relationship between compensation levels provided to the Chief Executive Officer and other Named Executive Officers.

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For fiscal 2013, the Committee considered a number of quantitative and qualitative performance factors to evaluate the performance of its executive officers, including its Chief Executive Officer. The 2012 annual performance factors were considered for the purpose of determining 2013 merit increases while the 2013 annual performance factors were used to determine executive bonuses earned for 2013 and paid in 2014. The factors considered for fiscal 2013 compensation were:

•	The Company’s net income as compared to the Company’s internal targets (in thousands of dollars)

	Actual	Plan	% Change
2013	$50,856	$50,430	0.8%
2012	$31,285	$36,326	-13.9%

•	Increases in earnings per share (diluted EPS)

	Plan	% Change
2013	3.46	42.4%
2012	2.43	-24.1%

•	The Company’s return on assets (ROA), as ranked in the Federal Reserve Bank Holding Company Performance Report for its peer group

	Actual	Ranking
2013	1.03%	53rd percentile
2012	0.76%	35th percentile

•	The Company’s total return as compared to KBW Regional Banking Index over the following time periods (Annual Equivalent), as of December 31, 2013

	1 Year	5 Year	10 Year
TMP	34.24%	2.97%	7.35%
KBW	46.85%	8.14%	2.21%

•	The Company’s return on equity (ROE), as ranked in the Federal Reserve Bank Holding Company Performance Report for its peer group

	Actual	Ranking
2013	11.47%	73rd percentile
2012	8.30%	74th percentile

The Committee believes that the total compensation provided to the Company’s executive officers is competitive, and that the Company’s compensation practices for fiscal 2013 were appropriate.

Consideration of Say-on-Pay Results

In 2011, the Company’s shareholders determined to hold an advisory vote on executive compensation every three years. Therefore, you are being asked to provide an advisory vote on the compensation practices described above. Because your vote is advisory, it will not be binding upon the Board or Committee; however, the Committee values the input of our Shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

Components of Compensation

The major components of the Company’s executive officer compensation are: (i) base salary, (ii) annual bonus, (iii) long-term, equity-based awards, and (iv) retirement and other benefits.

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Base Salary. The Company’s base salary program is designed to recognize the roles and responsibilities of executive officers’ positions and their performance in those roles. The Committee annually reviews the salaries of the Company’s executives. When setting base salary levels for recommendation to the full Board, the Committee considers (a) competitive market conditions for executive compensation, (b) the Company’s performance and (c) the individual’s performance. The Company’s performance is measured by the Company’s strategic and financial performance in the fiscal year, with particular emphasis on earnings per share growth and return on shareholders’ equity for the year. Although the Committee considers year-to-year changes in stock price in its evaluation of Company performance, the Committee does not emphasize this criterion because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular executive officer’s operational responsibility in comparison to targeted performance criteria.

The Company maintains a common anniversary date for the merit review process, and related increases in compensation rates occur in April. Following an analysis of the factors described in the preceding paragraph, most of the Company’s executives received salary rate increases at this time, including all of the Named Executive Officers (other than Mr. Davis). Mr. Romaine’s annual salary rate was increased to $513,600 representing an increase of 7.0%. Messrs. Fulmer, Fetsko and Boyce received annual salary rate increases to $319,000 (+3.5%), $300,000 (+3.5%), and $278,200 (+3.0%) respectively. Mr. Davis annual salary rate remained at $400,000.

Annual Bonus. The Company chooses to pay annual cash bonuses in order to motivate executives to work effectively to achieve the Company’s financial performance objectives and to reward them if objectives are met. The Board maintains full discretion in the payment of bonuses in order to preserve the flexibility necessary to ensure its ability to act in the Company’s best interests. The Compensation Committee considers a number of quantitative and qualitative performance factors to evaluate the performance of the Named Executive Officers. These performance factors include, but are not limited to: (i) achievement of individual goals; (ii) contribution to business unit results; and (iii) contribution to corporate results measured by (a) the Company’s net income as compared to the Company’s internal targets, (b) increases in earnings per share of the Company’s common stock for the latest 12 months, (c) the Company’s return on assets, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group percentile), (d) increases in the Company’s stock price over 12 months, and (e) the Company’s return on equity, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group percentile). In February 2014, bonus awards were paid to several executives of the Company, including all of the Named Executive Officers with the exception of Mr. Davis. These bonus awards were reflective of individual performance and the performance of the Company in 2013. Mr. Romaine received a bonus of $200,000 and Messrs. Fulmer, Fetsko, and Boyce received bonuses of $93,300, $85,100, and $80,900 respectively.

Long-Term, Equity-Based Awards. The Company chooses to award equity-based compensation in the form of stock options, stock-settled stock appreciation rights and restricted stock because such grants (1) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (2) give executives a significant, long-term interest in the Company’s success and (3) help retain key executives in a competitive market for executive talent. While the Committee recognizes that the executives of the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Equity awards are granted based on the performance of the individual executive and his or her anticipated contribution to the achievement of the Company’s strategic goals and objectives. The Committee has traditionally authorized grants vesting over five or more years to encourage retention of executives. This practice means that at any time there are a significant number of awards granted that are not vested and therefore not exercisable and/or transferable.

The Tompkins Financial Corporation 2009 Equity Plan, which was approved by shareholders, gives the Company flexibility in the types of equity grants awarded in order to align executive and shareholder interests. A total of 922,000 shares were reserved under the 2009 Equity Plan, of which 636,510 have been issued as of the date of this proxy statement. In addition, executives may receive the Company’s common stock through the profit sharing component of the Tompkins Financial Corporation Employee Stock Ownership Plan. For a more detailed discussion of the profit sharing component, and other deferred compensation and retirement plans, please see the text accompanying the tables following this section.

The Committee uses discretion in determining the frequency and level of awards. Generally, the Committee will consider market data, the Company’s financial performance, and individuals’ performance before deciding whether an award should be made and the number of shares to be granted. The Committee is careful to grant equity-based compensation only at times when participants are not in possession of material non-public information. In May 2013, a number of executives received long-term equity-based awards. Among that group were the Named Executive Officers, with the exception of Mr. Davis, who each received stock-settled stock appreciation rights (SARs) and shares of restricted stock. Stock Settled SARS are a right to receive compensation in shares of Company stock equal to the difference between “grant price” and the fair market value of our common stock at the time the right is exercised. Mr. Romaine received Stock Settled SARs for 4,552 shares and 5,462 shares of restricted stock, and Messrs. Fulmer, Fetsko, and Boyce each received Stock Settled SARs for 2,297 shares and 2,757 shares of restricted stock. Mr. Davis was not granted any long-term equity-based awards. More information about the terms and conditions of these grants is available in the “Long-Term Equity-Based Award” tables.

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Stock Awards for Successful VIST Integration. The Committee approved a stock award in October 2013 which was based on the successful integration of the VIST Financial business into our Company. This stock award was not subject to vesting or forfeiture, and the recipients included all of the Named Executive Officers, other than Mr. Davis. Following the Compensation Committee’s review of the full-year financial results, an equal award was approved and granted in February 2014. The October 2013 grant is included in the Summary Compensation Table below, and the February 2014 grant will be included in the Summary Compensation Table for 2014.

Retirement and Other Benefits.

Retirement Plans. The Company maintains several retirement programs that are designed to assist Company employees with their long-term retirement planning. Substantially all Company employees, including the Named Executive Officers, are eligible to participate in the Investment & Stock Ownership (401(k)) Plan and the Employee Stock Ownership Plan. The Committee believes that, in addition to providing retirement income, these plans have the added benefit of linking compensation to the Company’s stock performance. The Company also maintains defined contribution and defined benefit pension plans.

Named Executive Officers may also participate in a non-qualified deferred compensation plan and all of our Named Executive Officers are parties to Supplemental Executive Retirement Plan (SERP) Agreements with the Company (other than Mr. Davis). These plans provide retirement income that may be limited in the qualified plans due to IRS limitations or are intended to provide additional retirement benefits. The Committee believes that the plans and the level of benefits that are provided are appropriate to promote retention and to recognize and reward long-term service to the Company.

For more information regarding these plans, please refer to the narrative accompanying the “Pension Benefit” and “2013 Non-Qualified Deferred Compensation” tables on pages 28 and 33, respectively, in this proxy statement. Information regarding SERP benefits is explained under “Potential Payments upon Termination or Change in Control.”

Life Insurance Benefits. As a part of its comprehensive and competitive approach to compensation, the Company provides life insurance benefits to certain officers of the Company, including all of the Named Executive Officers, with respect to which the Company has entered into life insurance contracts. These insurance contracts are carried at cash surrender value on the Company’s consolidated statements of financial condition. Increases in the cash surrender value of the insurance are reflected as noninterest income, and the related mortality expense is recognized as other employee benefits expense, in the Company’s consolidated statements of income. The value of premiums paid with respect to such life insurance on behalf of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table.

Post-Retirement Life Insurance and Medical Insurance. The Company offers post-retirement life insurance coverage to employees who have worked for the Company for 10 or more years and who retire at or after age 55. All of the Named Executive Officers are entitled to receive life insurance coverage under this policy.

Additionally, Tompkins Trust Company historically offered post-retirement medical coverage to certain employees. Retiree medical insurance subsidized by the Company has been eliminated for new hires after December 31, 2004. The current Tompkins Trust Company retirees and active eligible employees (at least 55 years of age and 10 years of service as of December 31, 2004) are a “grandfathered group” and as such continue to receive a portion of the premium cost of their retiree medical insurance from the Company. There is currently a $3,000 annual cap on the employer payments. None of the Named Executive Officers are part of the “grandfathered group” eligible to receive these premium contributions in retirement.

Perquisites. Perquisites for the Named Executive Officers are limited to personal use of a Company-owned vehicle. The Committee believes that this limited benefit assists the Named Executive Officers in the performance of their duties by providing convenience in light of the significant demands on our Named Executive Officers’ time, including frequent car travel on business.

Termination of Employment and Change-in-Control Arrangements. The Company does not have employment contracts with the Named Executive Officers. However, the Company is obligated to provide certain payments to the Named Executive Officers upon termination as part of their Supplemental Executive Retirement Plan (SERP) Agreements. Some of these agreements contain severance provisions carried over from previous agreements with acquired companies. SERP payments due upon termination are explained under the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

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Compensation Recovery Policies

The Compensation Committee intends to formulate a compensation recovery policy once regulatory guidance is issued on this topic.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the management of the Company. Based on the Compensation Committee’s review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s 2013 Annual Report on Form 10-K.

Members of the Compensation Committee:

Craig Yunker, Chair

Thomas R. Rochon

Sandra A. Parker

John E. Alexander

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Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are identified above under “Compensation Committee Report.” No member of the Compensation Committee was during fiscal 2013 or before an officer or employee of the Company or any of the Company’s subsidiaries, or had any relationship requiring disclosure under “Transactions with Related Persons” in this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity, one of whose executive officers served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal 2013.

2013 Summary Compensation Table

The following table sets forth information concerning the total compensation earned by the Company’s Chief Executive Officer and Chief Financial Officer and the next three most highly-compensated executive officers of the Company in the fiscal year ended December 31, 2013. These five officers are referred to as the “Named Executive Officers” in this proxy statement.

Name and Principal Position	Year	Salary		Bonus (1)	Stock Awards(2)		Option Awards(4)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
		($)		($)	($)		($)	($)	($)	($)	($)
Stephen S. Romaine	2013	505,846		200,000	365,897	(3)	59,589	—	0	37,338	1,168,670
President & CEO of	2012	474,898		144,000	0		0	—	464,956	114,453	1,198,307
Tompkins	2011	451,923		175,000	127,083		97,276	—	637,170	75,614	1,564,066

James W. Fulmer	2013	316,519		93,300	172,670	(3)	29,034	—	0	34,131	645,654
Vice Chair of the	2012	305,515		75,000	0		0	—	277,341	38,233	696,089
Company; Chairman,	2011	293,769		84,500	63,542		48,638	—	474,268	37,140	1,001,857
President & CEO of Tompkins Bank of Castile

Francis M. Fetsko	2013	297,692		85,100	172,670	(3)	29,034	—	0	28,636	613,132
Executive Vice	2012	281,877		66,200	0		0	—	224,426	86,500	659,003
President COO & CFO of Tompkins	2011	252,538		70,950	63,542		48,638	—	272,595	30,895	739,158

David S. Boyce	2013	276,308		80,900	172,670	(3)	29,034	—	0	24,350	583,262
President & CEO of	2012	219,553		51,600	0		0	—	147,365	21,954	440,472
Tompkins Insurance Agencies	2011	211,154		58,100	63,542		48,638	—	221,219	25,380	628,033

Robert D. Davis	2013	400,000		0	0		0	—	0	38,696	438,696
CEO of Tompkins VIST Bank (retired 12/31/2013)	2012	169,231	(7)	0	0		0	—	0	3,650	172,881

(1)	These amounts represent cash awards for performance bonuses, including amounts of such bonuses deferred under the Tompkins Financial Corporation Deferred Compensation Plan for Selected Officers.

(2)	Reflects the fair value of the awards at the grant date, in accordance with FASB ASC Topic 718 for financial statement reporting purposes, excluding the effect of estimated forfeitures. For additional information as to the assumptions made in valuation, see Note 12 to the consolidated financial statements filed with the SEC in the Company’s 2013 Annual Report on Form 10-K. Amounts shown in the table are based on the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that may be recognized by the Named Executive Officers.

(3)	Includes a stock award made in October, 2013, which was based on the successful integration of the VIST Financial business into our Company. This stock award was not subject to vesting or forfeiture. The respective values of these awards are as follows: Mr. Romaine - $64,235; Mr. Fulmer - $25,695; Mr. Fetsko - $25,695; and Mr. Boyce - $25,695.

(4)	The Black Scholes value for the 2013 stock-settled SARs was $9.5039 per share. We report these equity awards using the aggregate grant date fair value in accordance with FASB ASC Topic 718.

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(5)	These values are based on the Tompkins Financial Corporation Retirement Plan and the Supplemental Executive Retirement Plan, and are composed entirely of the changes in pension value. The following assumptions were used by the retirement plan actuaries to calculate the Change in Pension Value from year-end 2012 to year-end 2013.

Discount Rate: Pension plan(s) 4.10% at 12/31/2012, 5.00% at 12/31/2013; SERP(s) 4.20% at 12/31/2012, 5.00% at 12/31/2013. Retirement Plan Mortality: IRC Section 430 Funding Mortality

For 2013, the aggregate change in actuarial present value of accumulated benefits for each Named Executive Officer was a negative number due to the significant increase in the discount rate from 12/31/2012 to 12/31/2013. However, applicable SEC rules require that we report a “$0” in this column instead of the negative number. The actual decrease in actuarial present values for 2013 are as follows: Mr. Romaine – ($58,604); Mr. Fulmer – ($32,540); Mr. Fetsko – ($58,366); Mr. Boyce – ($64,191).

(6)	Includes perquisites and other personal benefits or property. Includes employer matching contributions pursuant to Company’s Investment & Stock Ownership 401(k) Plan, and amounts paid pursuant to the profit sharing portion of the Investment & Stock Ownership Plan and the Employee Stock Ownership Plan, and the taxable amounts of the applicable life insurance premiums paid on the Named Executive Officers’ behalf by the Company.

For Mr. Romaine the amounts were as follows: The Company’s profit sharing contributions to the Investment & Stock Ownership Plan—$23,745; Company match on salary deferral to the 401(k) plan—$10,200; taxable amounts applicable to life insurance—$3,176; personal use of Company-owned vehicle—$217.

For Mr. Fulmer the amounts were as follows: The Company’s profit sharing contributions to the Investment & Stock Ownership Plan—$15,276; Company match on salary deferral to the 401(k) plan—$10,200; taxable amounts applicable to life insurance—$5,276; personal use of Company-owned vehicle—$3,379.

For Mr. Fetsko the amounts were as follows: The Company’s profit sharing contributions to the Investment & Stock Ownership Plan—$14,094; Company match on salary deferral to the 401(k) plan—$10,200; taxable amounts applicable to life insurance—$2,537; personal use of Company-owned vehicle—$1,805.

For Mr. Boyce the amounts were as follows: The Company’s profit sharing contributions to the Investment & Stock Ownership Plan—$10,978; Company match on salary deferral to the 401(k) plan—$10,200 taxable amounts applicable to life insurance—$1,404; personal use of Company-owned vehicle—$1,768.

For Mr. Davis the amounts were as follows: Company match on salary deferral to the 401(k) plan—$10,200; taxable amounts applicable to life insurance—$2,574; personal use of Company-owned vehicle—$25,922.

(7)	Reflects salary paid by the Company to Mr. Davis from August 1, 2012, the date of the VIST acquisition, through December 31, 2012.

Robert D. Davis has an Employment Agreement with Tompkins VIST Bank, which expired in accordance with its terms upon Mr. Davis’ retirement on December 31, 2013. Under that agreement, Mr. Davis was entitled to receive the salary and substantially the same benefits he was receiving at the time of the VIST acquisition, from the date of the acquisition through December 31, 2013, unless the Employment Period (as defined in the agreement) was earlier terminated for certain reasons described in the agreement. If Tompkins had terminated Mr. Davis without Mr. Davis’ consent prior to December 31, 2013, Tompkins would have been required to continue such salary and benefits through December 31, 2013. Mr. Davis’ employment agreement contains customary confidentiality, non-solicitation and non-competition covenants through December 31, 2015.

Long-Term Equity-Based Awards and Stock Grants

The Company maintains the 2009 Equity Plan as a vehicle to encourage the continued employment of key employees of the Company and its subsidiaries, and to align their interests with those of the Company’s shareholders by facilitating the employees’ ownership of a stock interest in Tompkins Financial Corporation. The Committee believes that an equity plan is in the best interests of the Company and its shareholders since it enhances the Company’s ability to continue to attract and retain qualified Directors, officers and other key employees. The Committee typically grants awards to Named Executive Officers under the 2009 Equity Plan every 18 to 24 months. Each of the Named Executive Officers (other than Mr. Davis) received an award of restricted stock and stock-settled stock appreciation rights in May 2013. In addition, in October, 2013, each of the Named Executive Officers (other than Mr. Davis) received a stock grant in recognition of their efforts related to the acquisition and integration of VIST Financial.

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Option/Equity Grants in Fiscal 2013

Grants of Plan-Based Awards

Name	Grant date	All other stock awards; Number of shares of stock or units	All other option awards; Number of securities underlying options	Exercise or base price of the option awards ($/Sh)	Grant date fair value of stock and option awards
		(#)	(#)		($)
Stephen S. Romaine	May 3, 2013		6,270	40.60	59,589
	May 3, 2013	5,870			301,659
	Oct. 23, 2013	1,250			64,235

James W. Fulmer	May 3, 2013		3,055	40.60	29,034
	May 3, 2013	2,860			146,975
	Oct. 23, 2013	500			25,695

Francis M. Fetsko	May 3, 2013		3,055	40.60	29,034
	May 3, 2013	2,860			146,975
	Oct. 23, 2013	500			25,695

David S. Boyce	May 3, 2013		3,055	40.60	29,034
	May 3, 2013	2,860			146,975
	Oct. 23, 2013	500			25,695

Robert D. Davis	—	—	—	—	—

The 2009 Equity Plan allows awards at the discretion of the Committee and does not have threshold, target, or maximum amounts payable for performance; therefore, it is not an equity incentive plan as defined under FASB ASC Topic 718 (formerly FAS 123). Black Scholes value for the 2013 Stock Settled SARs was $9.5039. Stock Awards are valued at the closing market price for our common stock on the NYSE MKT LLC on December 31, 2013 of $51.39.

The vesting schedule for the May 2013 restricted stock and stock settled SAR awards is as follows: seven year vesting schedule with zero percent vesting in year one, 17% vesting in years two through six, and 15% vesting in year seven.

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Outstanding Equity Awards of Named Executive Officers

The following table shows the aggregate number of unexercised options, stock appreciation rights, and unvested restricted stock awards outstanding as of December 31, 2013 for each of the Named Executive Officers.

2013 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Stephen S. Romaine	0	6,270	—	$40.60	05/03/2023	5,870	$301,659
	1,785	8,715	—	$37.00	08/19/2021	2,739	140,757
	11,220	10,780	—	$41.71	09/17/2019
	0	57	—	$37.28	11/29/2017
	14,025	2,419	—	$37.28	11/29/2017
	11,696	0	—	$39.56	01/18/2017
	2,330	2,475	—	$39.56	01/18/2017
	4,114	0	—	$38.54	01/23/2016
	7,986	0	—	$38.54	01/23/2016
	7,718	0	—	$35.77	05/03/2014
	6,658	0	—	$35.77	05/03/2014
Total	67,532	30,716				8,609	442,416
James W. Fulmer	0	3,055		$40.60	05/03/2023	2,860	146,975
	892	4,358	—	$37.00	08/19/2021	1,370	74,404
	5,610	5,390	—	$41.71	09/17/2019
	6,878	0	—	$37.28	11/29/2017
	2,473	1,650	—	$37.28	11/29/2017
	4,114	0	—	$38.54	01/23/2016
	7,986	0	—	$38.54	01/23/2016
	2,130	0	—	$35.77	05/03/2014
	11,181	0	—	$35.77	05/03/2014
Total	41,264	14,453				4,250	217,379
Francis M. Fetsko	0	3,055		$40.60	05/03/2023	2,860	146,975
	892	4,358	—	$37.00	08/19/2021	1,370	74,404
	5,610	5,390	—	$41.71	09/17/2019
	1,064	0	—	$37.28	11/29/2017
	2,473	1,650	—	$37.28	11/29/2017
Total	10,039	14,453				4,230	217,379
David S. Boyce	0	3,055	—	$40.60	05/03/2023	2,860	146,975
	892	4,358	—	$37.00	08/19/2021	1,370	74,404
	5,610	5,390	—	$41.71	09/17/2019
	5,227	0	—	$37.28	11/29/2017
	4,124	1,650	—	$37.28	11/29/2017
	3,042	0		$38.54	01/23/2016
	6,639	0	—	$38.54	01/23/2016
Total	25,534	14,453				4,230	217,379

Robert D. Davis	0	0		0		0	0

(1)	Options/SARs reported in this column are vested and currently exercisable.

(2)	Options/SARs granted with an expiration date of May 3, 2014 have a five-year vesting schedule with zero percent vesting in year one and 25% vesting at the end of each of years two, three, four, and five. Options/SARs granted with expiration dates of Jan. 23, 2016, Jan. 18, 2017, Nov. 29, 2017, Sept. 17, 2019, August 19, 2021 and May 3, 2023 all have a seven-year vesting schedule with zero percent vesting in year one, 17% vesting in years two through six and 15% vesting in year seven.

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(3)	Restricted stock awards granted on August 19, 2011 and May 3, 2013 carry a seven year vesting schedule with zero percent vesting in year one, 17% vesting in years two through six and 15% vesting in year seven.

(4)	Market value for shares of restricted stock that have not vested is calculated using the closing sales price of our common stock on the NYSE MKT LLC on December 31, 2013 of $51.39.

Options Exercised and Value for Fiscal 2013

The following table sets forth information concerning the exercise of options by each Named Executive Officer during fiscal 2013 and the value realized upon exercise.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Stephen S. Romaine	—	—	1,811	88,048
James W. Fulmer	—	—	780	37,708
Francis M. Fetsko	29,894	225,848	780	37,708
David S. Boyce	8,982	107,840	780	37,708
Robert D. Davis	—	—	—	—

(1)	Equal to the difference between the market price of our common stock on the NYSE MKT LLC at exercise and the exercise price for such options.

Deferred Profit-Sharing Plan

The Company maintains an Investment & Stock Ownership Plan (the “ISOP”) that covers substantially all of the employees of the Company and its subsidiaries. The ISOP is a profit-sharing plan with a salary deferral arrangement meeting the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended. Pursuant to the ISOP, an employee may defer a portion of the employee’s base pay, within limits specified in the ISOP. The ISOP further provides that the Company will match 100% of an employee’s contribution up to 3% of the employee’s base pay, and will match 50% of an employee’s additional contribution to the ISOP that is greater than 3%, but not more than 5%, of the employee’s base pay. In addition, the ISOP has an employer-funded profit sharing component. Profit sharing contributions are discretionary contributions determined by the Company’s Board of Directors and are limited to a maximum amount as stipulated in the ISOP. The ISOP allows employees to elect to defer a portion of their profit sharing component (which deferral is not eligible for matching by the Company), or to receive cash. Amounts contributed by the Company for the accounts of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table, above, and described in Note 5 to that table.

The Company also maintains the Tompkins Financial Corporation Employee Stock Ownership Plan (the “ESOP”), which covers substantially all employees of the Company. The purpose of the ESOP is to permit the Company to make discretionary profit sharing contributions to employees in the form of shares of common stock of the Company in order to facilitate stock ownership by employees. Contributions are determined by the Company’s Board of Directors and are limited to a maximum amount as stipulated in the ESOP. Amounts accrued for the accounts of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table, above, and described in Note 5 to that table.

Retirement Plans

The Company has a defined benefit pension plan, called the Tompkins Financial Corporation Retirement Plan (the “Retirement Plan”), which covers substantially all employees of the Company and its subsidiaries employed prior to January 1, 2010. The retirement plan does not require or allow employee contributions. The assets of the Retirement Plan are held in a separate trust and administered by the Qualified Plans Review Committee of the Board. On January 1, 2010, in order to more effectively control the volatility of plan expense, the Company closed the Tompkins Financial Retirement Plan to new employees and adopted the Tompkins Financial Corporation Defined Contribution Retirement Plan (the “Contribution Plan”). Under the Contribution Plan, the Company provides benefit contribution to participating employees based on age and length of service.

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The following table provides information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes a tax-qualified defined benefit plan and a supplemental executive retirement plan, but it does not include defined contribution plans (whether tax-qualified or not).

Pension Benefits

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
Stephen S. Romaine	Tompkins Financial Corporation Retirement Plan	13.00	$251,941	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	19.83	$1,629,591	$—
	Total		$1,881,532	$—
James W. Fulmer	Tompkins Financial Corporation Retirement Plan	25.00	$488,311	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	36.58	$1,666,197	$—
	Total		$2,154,508	$—
Francis M. Fetsko	Tompkins Financial Corporation Retirement Plan	17.17	$532,399	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	17.25	$390,842	$—
	Total		$923,241	$—
David S. Boyce	Tompkins Financial Corporation Retirement Plan	13.00	$200,752	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	25.00	$526,463	$—
	Total		$727,215	$—
Robert D. Davis	[Not a plan participant.]	—	$—	$—

The present value of accumulated benefits shown in the Pension Benefits table above is based on benefits accrued as of December 31, 2013. The amounts reflect the method and assumptions used in calculating our pension liability under U.S. GAAP as of that date, except that (1) each participant is assumed to commence benefits on his or her normal retirement date, and (2) there is no assumed mortality prior to the benefit commencement date. For additional information regarding assumptions used in calculating the value of participant benefits under the Retirement Plan and the SERP Agreements, see Note 13 to the consolidated financial statements included in the Company’s 2013 Annual Report on Form 10-K.

The Retirement Plan provides a monthly benefit payable at retirement. This benefit is determined by the accumulation of credits which are earned as the participant works for the Company. The credits earned for each plan year are based on the sum of the participant’s age and years of service at the beginning of that plan year. When a participant terminates employment or retires, the credits earned for all plan years are summed and multiplied by the “Average Final Earnings” under the Plan, and the result is then converted into a monthly annuity. This type of plan is often referred to as a “pension equity plan.”

“Average Final Earnings” is the average of the participant’s compensation over the five consecutive Plan Years out of the last ten which produce the highest average. “Compensation” generally consists of total W-2 earnings, less incentive bonuses, fringe benefits and compensation from stock option exercises. A participant is eligible for an unreduced benefit upon the attainment of his or her “Normal Retirement Date”, which is generally the first day of the month following his or her 65th birthday.

A participant’s retirement benefit is fully vested upon the completion of three years of service. Participants are eligible for a reduced benefit upon becoming eligible for early retirement. To be eligible for early retirement, a participant generally must have obtained age 55 and have completed at least 5 years of service. James Fulmer is the only Named Executive Officer currently eligible for Early Retirement.

Benefits under the Retirement Plan are not subject to any reduction for Social Security benefits or other offset amounts. Benefits may be paid in certain alternative forms having actuarial equivalent values.

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In addition to the Retirement Plan, each of the Named Executive Officers, other than Mr. Davis, participates in a SERP agreement with the Company. The SERP provides each executive with supplemental retirement income upon the attainment of age 65 with at least 10 years of service. Executives are eligible for a reduced early retirement benefit upon the attainment of age 55 with at least 10 years of service. The SERP benefit formula is 75% of the executive’s “Average Compensation”, minus the participant’s Retirement Plan benefit, minus his or her Social Security benefit. “Average Compensation” is the average of the executive officer’s five highest calendar years of base salary. James Fulmer is the only Named Executive Officer currently eligible for early retirement under the SERP. For additional information regarding the SERP agreements, see “Potential Payments Upon Termination or Change in Control”, below.

Potential Payments upon Termination or Change in Control

Each of the Named Executive Officers, other than Mr. Davis, has entered into a Supplemental Executive Retirement Agreement with the Company. The SERP agreements provide the covered executive officers with the following retirement, death, disability and change of control benefits:

•	Retirement Benefits. Upon retirement, a covered executive officer is eligible to receive payment of his or her annual retirement benefit amount, which is equal to 75% of the executive’s earnings, less (a) the annual amount payable under any single life annuity provided under the Company’s Retirement Plan and (b) any social security benefits. This benefit is also reduced by 5% for each year the executive officer’s service, as defined in the agreement, is less than 20 years. The retirement benefit is payable monthly until the executive officer’s death and is subject to reduction depending upon the executive officer’s age as of the date of benefit commencement prior to age 65. For purposes of this benefit, an executive officer’s “earnings” will be the average of the executive officer’s five highest calendar years of base salary.

•	Death Benefits. In the event of the covered executive officer’s death (i) after retirement, his or her spouse will be paid (monthly) 50% of the executive officer’s annual retirement benefit until the spouse’s death, and (ii) prior to retirement, his or her spouse will be paid (monthly) 50% of the vested portion of the executive officer’s annual retirement benefit until the spouse’s death, provided the spouse survives until the executive officer’s designated retirement age in the SERP agreement.

•	Disability Benefits. Upon a covered executive officer becoming disabled, he or she is entitled to payment of his or her retirement benefits commencing at the executive officer’s designated retirement date in the SERP agreement, but with the assumption that the executive officer has completed 20 years of service and is 100% vested in the benefit under the SERP agreement as of the date of his or her disability. In the event of the executive officer’s death after disability, the executive officer’s spouse will be entitled to payment of the death benefits described above.

•	Change of Control Benefits. In the event of a change in control, the covered executive officer will be deemed to have completed 20 years of service and will be 100% vested in the benefit payable under the SERP agreement. Covered executive officers could be entitled to certain severance benefits following a change of control of the Company (as defined in the SERP agreements). If, within three years following a change in control, the executive officer is terminated, other than for cause or the executive officer’s duties or compensation are significantly reduced and as a result the executive voluntarily resigns his or her employment, the executive officer is entitled for a period of three years to (a) payment of his or her compensation in effect immediately prior to the change in control, but subject to reduction by 20% to 100% depending on the executive officer’s age at the time of his or her termination, (b) the executive officer’s bonus and profit sharing compensation, which will be the average of the executive officer’s bonus and profit sharing compensation earned for the two most recently completed fiscal years of the Company and (c) continuation of all welfare benefits that he or she was participating in immediately prior to the change in control.

Upon termination or a change in control of the Company, our Named Executive Officers are also entitled to certain rights with respect to their equity awards. As described below, these rights may include acceleration of vesting, or additional time periods in which to exercise a vested award.

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2001 Stock Option Plan. Under the 2001 Stock Option Plan, all outstanding options become fully vested and immediately exercisable upon a change in control of the Company. In the event of an optionee’s termination of employment without “cause,” other than by reason of death, disability, or retirement, this plan provides that the optionee will have the right to exercise the vested portion of his unexercised options for up to 30 days following his termination date, as long as the option period does not otherwise expire during such 30-day period. In the event that the optionee retires from the Company or any of its subsidiaries on a scheduled retirement date, the optionee will have the right to exercise the vested portion of his unexercised options for up to 90 days following his retirement date, as long as the option period does not otherwise expire during such 90-day period. Upon the death of an optionee, any vested but unexercised options may be exercised within one year after the date of the optionee’s death, but only (i) by the optionee’s estate or other legal representative, and (ii) prior to the expiration of the term of the option. If an optionee’s employment is terminated because he has become permanently and totally disabled (as defined in Section 22(e)(3) of the Internal Revenue Code), the optionee will have the right to exercise the vested portion of his unexercised options for up to one year following his termination date, as long as the option period does not otherwise expire during such one-year period. Finally, if an optionee is terminated for “cause,” all of his outstanding options—whether or not exercisable—are terminated. Under the 2001 Stock Option Plan, “cause” is defined as the optionee’s dishonesty, malfeasance, misfeasance or the commission of a criminal offense.

2009 Equity Incentive Plan. Under the 2009 Equity Plan, if the Company is not the surviving corporation following a change in control, and the acquirer does not assume the outstanding equity awards, or does not substitute equivalent equity awards, then all of the equity awards held by our Named Executive Officers will become immediately and fully exercisable and/or vested. In addition, the Board of Directors may, in its sole discretion, provide for a cash payment to be made to all awardees under the 2009 Equity Plan for their outstanding awards, determined on the basis of the fair market value that would be received in the change in control by the holders of our common stock. However, any stock option intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code will be adjusted in a manner to preserve such status. If an awardee’s employment is terminated without “cause” within 24 months following a change in control, and Tompkins is the surviving corporation following such change in control, or if the acquirer assumes the outstanding equity awards, or substitutes equivalent equity awards, then all of the equity awards held by our Named Executive Officers will become immediately and fully exercisable and/or vest upon such termination. In this case, the Named Executive Officer would have the right to exercise the vested portion of his unexercised awards for up to one year following his termination date, as long as the award period does not otherwise expire during such one-year period. If an awardee’s employment is terminated for “cause” within 24 months following a change in control, and Tompkins is the surviving corporation following such change in control, or if the acquirer assumes the outstanding equity awards, or substitutes equivalent equity awards, then any equity awards held by the Named Executive Officers will expire or be forfeited, and any rights under such awards will terminate immediately.

For purposes of the 2009 Equity Plan, the term “cause” is defined to mean (a) gross negligence or gross neglect of duties; or (b) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the employee’s employment with the Company; or (c) fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the employee’s employment; or (d) issuance of an order for removal of the employee by any agency which regulates the activities of the Company. Any determination of “Cause” under the plan is made by the Company’s Compensation Committee in its sole discretion.

Under the 2009 Equity Plan, unvested or unexercisable awards are forfeited or terminated upon an awardee’s termination of employment. If the Named Executive Officer’s employment is terminated for any reason other than death, disability, retirement or “cause,” he would have the right to exercise the vested portion of his unexercised awards for up to three months following his termination date, as long as the award period does not otherwise expire during such three-month period. Upon a termination for “cause,” any equity awards (whether or not exercisable) will terminate immediately, and any unvested restricted stock awards will be forfeited. If a Named Executive Officer dies, any equity awards which are exercisable will continue to be exercisable at any time before the earlier of (i) one year following his death or (ii) the expiration date of the award. Similarly, if a Named Executive Officer’s termination is due to disability or retirement, his equity awards which are exercisable will continue to be exercisable at any time before the earlier of (i) one year following his termination of employment or (ii) the expiration date of the award. However, a stock option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.

In addition, the SERP agreements with Messrs. Fulmer and Romaine provide that in the event that the covered executive officer’s employment is terminated without cause (other than upon a change of control, death or disability), then he is entitled to (a) payment of his base salary in effect immediately prior to his termination of employment and (b) participation, at his option, in the Company’s welfare benefits. These severance benefits are payable for a period of 24 months to Mr. Fulmer and 12 months to Mr. Romaine. At the discretion of the Compensation Committee Messrs. Fetsko and Boyce may be eligible for severance under a practice that has historically been used by the Company in connection with reductions in force. Under this practice Messrs. Fetsko and Boyce might receive 4 weeks’ salary plus an additional 2 weeks’ salary for each completed year of service. If severance were to be granted, Messrs. Fetsko and Boyce would also be eligible to participate in the Company’s welfare benefits for the period covered by their severance. This historical severance practice is not pursuant to any written plan, and there are no assurances that the Compensation Committee would elect to continue this practice with respect to Messrs. Fetsko and Boyce or any other employees in the future.

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Further, under the SERP agreements, in the event that a Named Executive Officer’s employment is involuntarily terminated (other than for cause) at any time, or the executive voluntarily resigns after reaching age 55 and after completing 10 years of service, but prior to his designated retirement age in his SERP agreement, he will be entitled to payment of his retirement benefits on his designated retirement date, or, in the event of his death, his spouse will be entitled to payment of the death benefits described above.

No benefits are payable under the SERP agreements if the covered executive officer’s employment is terminated for cause, or if he competes with the Company. If the executive officer voluntarily terminates his or her employment before age 55 and completion of 10 years of service, other than because of death, disability or change of control, he or she will not be entitled to payment of any retirement benefits. The SERP agreements are not employment agreements and do not confer upon the covered executive officers any right to continued employment with the Company or any of its subsidiaries.

Potential Payments upon Change in Control as of December 31, 2013

Name	SERP Accumulated Annual Benefit prior to Change of Control	SERP Accumulated Annual Benefit after Change of Control	Increase in Benefit	Other Benefits Due to Change of Control(1)

Stephen S. Romaine	$263,538	$265,752	$2,214	$1,524,669 payable in year one; $720,625 payable for years 2 and 3.
James W. Fulmer	144,653	144,653	—	$643,244 payable in year one; $254,733 payable for years 2 and 3.
Francis M. Fetsko	62,441	72,395	9,954	$793,769 payable in year one; $405,258 payable for years 2 and 3.
David S. Boyce	95,794	95,794	—	$759,497 payable in year one; $370,986 payable for years 2 and 3.
Robert D. Davis	0	0	—	—

(1)	If terminated, or duties or compensation of Named Executive Officer are significantly reduced due to change in control, Named Executive Officer receives for a period of three years continuation of compensation (base pay plus average of bonus and profit sharing compensation for last two years) as well as all current employee welfare benefits. Compensation is reduced by a factor of 20% to 100% dependent upon the executive officer’s age at the time of termination. Year one includes value of accelerated vesting of equity incentive awards, calculated using the closing sale price of our common stock on the NYSE MKT LLC on December 31, 2013.

The table above shows the potential incremental value transfer to each Named Executive Officer under a change-in-control scenario as of December 31, 2013, the last business day of fiscal 2013. Unvested, unexercised stock options and unvested restricted stock awards are valued at the closing market price of our common stock on that date. The actual amounts to be paid out can only be determined at the time of such Named Executive Officer’s separation from the Company.

Compensation Upon Other Termination Events as of December 31, 2013

	Stephen S. Romaine	James W. Fulmer	Francis M. Fetsko	David S. Boyce	Robert D Davis
Retirement(1)	—	168,663	—	—	—
Voluntary Resignation(2)	—	168,663	—	—	—
Termination Without Cause(3)	520,935	489,754	—	—	—
Termination for Cause(4)	—	36,477	—	—	—
Death(5)	1,892,196	1,360,332	1,021,000	1,112,800	175,000
Disability(6)	180,000	180,000	178,615	165,784	180,000

(1)	This section shows amounts payable immediately upon retirement as of 12/31/2013 under the Retirement Plan and Supplemental Executive Retirement Plan. Although Romaine, Fetsko, and Boyce have zeroes in this section, they would be entitled to a future benefit under the Retirement Plan and Supplemental Executive Retirement Plan payable as early as age 55. The actuarial present value of the benefits payable under the Retirement Plan and Supplemental Executive Retirement Plan are disclosed in the Pension Benefits Table.

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(2)	This section shows amounts payable immediately upon voluntary resignation as of 12/31/2013 under the Retirement Plan and Supplemental Executive Retirement Plan. Although Romaine, Fetsko, and Boyce have zeroes in this section, they would be entitled to a future benefit under the Retirement Plan and Supplemental Executive Retirement Plan payable as early as age 55. The actuarial present value of the benefits payable under the Retirement Plan and Supplemental Executive Retirement Plan are disclosed in the Pension Benefits Table, and any benefits payable to the executive for voluntary resignation with good cause following a Change of Control are disclosed on the Potential Payments upon Change in Control table above.

(3)	This section shows amounts payable immediately upon termination without cause (absent a change in control) as of 12/31/2013 under the Retirement Plan and Supplemental Executive Retirement Plan. For Romaine, the amount shown represents 12 months base salary plus the value of 12 months of welfare benefits. For Fulmer, the amount shown represents 12 months base salary plus the value of 12 months of welfare benefits as well as 12 months of benefit payments from the Retirement Plan and Supplemental Executive Retirement Plan. Although Fetsko and Boyce have zeroes in this section, they would be entitled to a future benefit under the Retirement Plan and Supplemental Executive Retirement Plan payable as early as age 55. The actuarial present value of the benefits payable under the Retirement Plan and Supplemental Executive Retirement Plan are disclosed in the Pension Benefits Table, and any benefits payable to the executive for voluntary resignation with good cause following a Change of Control are disclosed on the Potential Payments upon Change in Control table above.

(4)	This section shows amounts payable immediately upon Termination for Cause as of 12/31/2013 under the Retirement Plan. No Supplemental Executive Retirement Plan benefits are payable to the NEOs if they are terminated for cause. Although Romaine, Fetsko, and Boyce have zeroes in this section, they would be entitled to a future benefit under the Retirement Plan payable as early as age 55. The actuarial present value of the benefits payable under the Retirement Plan and Supplemental Executive Retirement Plan are disclosed in the Pension Benefits Table.

(5)	This section shows amounts payable immediately upon Death as of 12/31/2013 under the Retirement Plan, Supplemental Executive Retirement Plan, Bank Owned Life Insurance and/or Group Term Life Insurance. In addition to the amount shown for Fetsko, his surviving spouse would receive a future death benefit from the Retirement Plan and Supplemental Executive Retirement Plan at the time Fetsko would have reached age 55.

(6)	This section shows amounts payable immediately upon disability as of 12/31/2013 under the Long-Term Disability Plan.

Deferred Compensation Plan for Selected Officers

The Company maintains a nonqualified deferred compensation plan for a select group of officers, including the Named Executive Officers. This plan allows participating employees to defer receipt of all or a portion of bonuses, excess awards under the Company’s 401(k) plan, and profit sharing payments otherwise payable to them until a future date. Amounts deferred under the deferred compensation plan on the part of the Named Executive Officers are included as “Bonus” or “All Other Compensation”, as applicable, in the Summary Compensation Table above.

The bonuses listed in the Summary Compensation Table are reported for the year in which they were earned. The payment for said bonuses is made in the following year. If the Named Executive Officer elects to defer a bonus or profit sharing payment, the amount credited to his or her account under the deferred compensation plan is the net amount after Social Security and Medicare are withheld.

Amounts deferred by participating officers are credited to a bookkeeping account maintained for each officer. Such amounts then accrue interest on a quarterly basis, at a rate equal to the higher of either the highest yielding Treasury constant maturity bond for that calendar year, as reported in the Federal Reserve Statistical Release, or the prime rate, as published in The Wall Street Journal on the first business day of that calendar year. During 2013, interest accrued under the deferred compensation plan at the prime rate, 3.25%.

At the time an officer elects to participate in the deferred compensation plan, he or she also selects a deferral payment date, on which payments under the plan will commence. Payments will be either in a lump sum or in the number of annual installments specified by the officer at the time he or she selects the deferral payment date. The deferral payment date must occur no earlier than the calendar year after the officer’s 60th birthday, and no later than the calendar year after the officer’s 65th birthday.

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An officer may at any time terminate his or her election to defer payments under the deferred compensation plan. Any such election is effective on the last day of the calendar year in which the election was made.

All payments under the deferred compensation plan are made in cash. Upon the death of a participant in the deferred compensation plan, any remaining balance in his or her account will be paid in a lump sum to his or her estate or designated beneficiaries. A participating officer may, under certain circumstances specified in the deferred compensation plan, be entitled to a hardship distribution of all or any portion of his or her account.

2013 Non-Qualified Deferred Compensation

Name and Principal Position	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate withdrawals / Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
Stephen S. Romaine	n/a	—	—	—	n/a
James W. Fulmer(1)	10,226	—	2,702	—	86,260
Francis M. Fetsko(2)	11,310	—	3,402	—	107,975
David S. Boyce(3)	12,900	—	4,064	—	128,852
Robert D. Davis	n/a	—	—	—	n/a

(1)	Mr. Fulmer has elected to defer his profit sharing payment, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” The aggregate balance includes deferrals since Mr. Fulmer’s election to participate in the plan since 2006.

(2)	Mr. Fetsko has elected to defer 15% of his bonus and profit sharing payment. The aggregate balance includes deferrals since Mr. Fetsko’s election to participate in the plan in 2002.

(3)	Mr. Boyce has elected to defer 25% of his bonus, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” The aggregate balance includes deferrals since Mr. Boyce’s election to participate in the plan since 2003.

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PROPOSAL NO. 2

 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
KPMG LLP, AS INDEPENDENT AUDITOR

The Audit/Examining Committee of the Board of Directors of the Company has appointed the independent registered public accounting firm, KPMG LLP (“KPMG”), as the Company’s independent auditor for the fiscal year ending December 31, 2014. Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit/Examining Committee. Neither the Audit/Examining Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast on the proposal is required for approval of this proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this proposal, and therefore will have no impact on the outcome of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2014. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2, UNLESS THE SHAREHOLDER SPECIFIES A DIFFERENT CHOICE.

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PROPOSAL NO. 3

 ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to approve or not approve, on an advisory (nonbinding) basis, the compensation paid to our Named Executive Officers (NEOs) as described in this Proxy Statement in accordance with the SEC’s rules. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to Tompkins Financial Corporation’s Named Executive Officers (NEOs), as disclosed pursuant to the compensation disclosure rules of the Securities Exchange Commission in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables, and narrative discussion).”

What factors should be considered?

The Board of Directors urges you to consider the discussion of our executive compensation programs and practices in the “Compensation Discussion and Analysis” section of this Proxy Statement, beginning on page 16.

As discussed in the “Compensation Discussion and Analysis”, we believe that our executive compensation program is effective and appropriate, and that the 2013 compensation packages for our named executive officers are reasonable and strongly focused on pay-for-performance principles. We emphasize compensation opportunities that reward our executives when they deliver desired financial and strategic results. Through stock ownership and equity grants, we also align the interests of our executives with our shareholders and the long-term goals of the Company. We believe that the fiscal year 2013 compensation of our NEOs was appropriate and aligned with Company results, and that it will facilitate the Company’s growth in future years.

Why is the proposal being submitted to the shareholders?

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), requires that public companies give their shareholders the opportunity to approve, on a nonbinding basis, executive officer compensation every one, two or three years. At the Company’s Annual Meeting of Shareholders in May 2011, the shareholders determined to hold this “Say-on-Pay” vote every three years.

Is this vote binding on the Board of Directors?

Because your vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation decisions as it deems appropriate.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast on the proposal is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVING THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (NEOS) AS DESCRIBED IN THIS PROXY STATEMENT. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 3, UNLESS THE SHAREHOLDER SPECIFIES A DIFFERENT CHOICE.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s capital stock. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based upon on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2013 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were satisfied, except for one Form 4 filing for each of the Company’s executive officers which were filed three days late due to an administrative error.

TRANSACTIONS WITH RELATED PERSONS

Certain Directors and executive officers of the Company, members of their immediate families and companies or firms with which they are associated, were customers of, or had other transactions with, the Company or its wholly-owned subsidiaries in the ordinary course of business during fiscal 2013. Any and all loans and commitments to lend to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2013, the balance of all such loans was $5,193,533. None of the loans outstanding to Directors or executive officers of the Company, or members of their immediate families or companies or firms with which they are associated, were nonperforming at December 31, 2013.

The Board maintains a written policy governing the procedures by which the Company and any of its subsidiaries may enter into transactions with related parties (the “Policy”). The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or any if its subsidiaries is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or beneficial owner of less than 10 percent of another entity). A “Related Party” is any (a) person who is or was an executive officer of the Company during the prior 12 months, a Director of the Company or a nominee for election as a Director of the Company, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. The Company’s Nominating and Corporate Governance Committee is apprised of any potential Interested Transaction, and this Committee is charged with evaluating and approving, as appropriate, any such transactions. The Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. In its implementation of the Policy, the Committee also has reviewed certain types of Interested Transactions and has established standing pre-approval for these types of transactions, subject in all cases to compliance with applicable regulations of the SEC, federal and state bank regulatory authorities, and other regulatory agencies.

Director William D. Spain, Jr. is a 50% owner of the law firm of Spain & Spain, PC. During 2013, the Company, through its subsidiary, Tompkins Mahopac Bank, paid $212,568 in legal fees to Spain & Spain, PC. Of this amount, $46,778 was paid as a general retainer, and $165,790 was paid for litigation fees. An additional amount of $584,675 was paid for mortgage closing services, the cost of which was reimbursed by the borrower in connection with the mortgage closing.

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REPORT OF THE AUDIT/EXAMINING COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit/Examining Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Audit/Examining Committee is composed of four non-employee Directors, all of whom are “Independent Directors” under Section 803 of the NYSE MKT LLC Company Guide and Rule 10A-3 under the Exchange Act.

The Audit/Examining Committee operates under a written charter approved by the Board. The Audit/Examining Committee’s primary duties and responsibilities are: to oversee the Company’s accounting and financial reporting process and the audit of the Company’s financial statements and to monitor the integrity of the Company’s financial statements; to monitor the independence and qualifications of the Company’s independent auditor; monitor the performance of the Company’s independent auditor and internal auditing department; provide an avenue of communication among the Company’s independent auditor, management, the internal auditing department, and the Board of Directors; and to monitor compliance by the Company with legal and regulatory requirements. The Audit/Examining Committee is also directly responsible for the appointment and compensation of the Company’s independent auditor.

The Audit/Examining Committee met nine times during fiscal 2013 and reports to the Board on a quarterly basis. The Audit/Examining Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit/Examining Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.

The Audit/Examining Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the independent auditors and to any employee or officer of the Company it deems necessary. The Audit/Examining Committee has the ability to retain, at the Company’s expense and at compensation it deems appropriate, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In connection with its responsibilities, the Audit/Examining Committee reviewed and discussed with management and with KPMG the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2013. The Audit/Examining Committee also discussed with KPMG the matters required to be discussed by Auditing Standard No. 16 as adopted by Public Company Accounting Oversight Board, received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board relating to that firm’s communications with the Audit/Examining Committee concerning KPMG’s independence from the Company, and has discussed with KPMG its independence.

Based upon the Audit/Examining Committee’s discussions with management, the Company’s internal auditor, and KPMG and the Audit/Examining Committee’s review of the information described in the preceding paragraph, the Audit/Examining Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2013, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Members of the Audit/Examining Committee:

Paul J. Battaglia, Chair

Patricia A. Johnson

Frank C. Milewski

Craig Yunker

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Examining Committee has appointed KPMG to continue as the Company’s independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2014. A representative of KPMG is expected to attend the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

KPMG, a registered public accounting firm, is engaged as the Company’s independent auditor. The following table sets forth the aggregate audit fees billed to the Company for the fiscal years ended December 31, 2013 and December 31, 2012 by KPMG.

	2013	2012
Audit Fees:	$516,000	$839,400
Audit-Related Fees:	0	0
Tax Fees:	0	0
All Other Fees:	0	0

Audit Fees: These are fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the consolidated financial statements included in the Company’s periodic reports under the Exchange Act, and for services that would normally be provided by the Company’s auditor in connection with statutory and regulatory filings or engagements for the periods covered. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees: These include fees for assurance and related services provided by the independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” All fees billed by KPMG for services related to the audit or review of the Company’s financial statements are reported as “Audit Fees” above.

Tax Fees: These are fees for professional services rendered regarding tax compliance, tax advice or tax planning. More specifically, these include fees billed for tax return preparation, quarterly estimates, tax planning, and tax related research.

All Other Fees: These are fees for all other products and services provided by the independent auditor that do not fall within the previous categories.

The Company’s principal independent auditor, KPMG, did not perform any services other than financial audit services during fiscal 2013 nor 2012.

Audit/Examining Committee Pre-Approval Policy

The Audit/Examining Committee pre-approves all audit services and permitted non-audit services (including the fees and terms of such services) to be provided to the Company by its independent auditor, other than non-audit services falling within the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit/Examining Committee prior to the completion of the audit. The Audit/Examining Committee may delegate to one or more designated members of the Audit/Examining Committee the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve one or more such services shall be reported to the full Audit/Examining Committee at its next scheduled meeting.

All audit and non-audit services provided by KPMG, the independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for fiscal 2013 and fiscal 2012, were pre-approved by the Company’s Audit/Examining Committee.

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SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2015 Annual Meeting and that shareholders desire to have included in the Company’s Proxy materials relating to such meeting must be received by the Company no later than December 5, 2014, which is 120 calendar days prior to the anniversary of the Company’s mailing of this Proxy Statement, and must be in compliance with SEC Rule 14a-8 in order to be considered for possible inclusion in the Proxy Statement and Form of Proxy for that meeting.

Under the Company’s Bylaws, in order for a matter to be deemed properly presented at the 2015 Annual Meeting, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no later than the close of business on December 5, 2014 (120 calendar days prior to the anniversary of the Company’s mailing of this Proxy Statement). These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet to have a proposal included in our Proxy Statement under SEC rules (described above). The shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting (a) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any personal or other material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Company. If a shareholder gives notice of such a proposal after the Bylaw deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting. SEC rules permit the proxy holders to vote in their discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K filed with the SEC is available without charge at our website (http://www.tompkinsfinancial.com) or by writing to: Tompkins Financial Corporation, ATTN: Francis M. Fetsko, Executive Vice President & Chief Financial Officer, P.O. Box 460, Ithaca, New York 14851. In addition, the Annual Report on Form 10-K (with exhibits) is available at the SEC’s Internet site (http://www.sec.gov).

OTHER MATTERS

The Company’s Board of Directors knows of no business to be presented for shareholder action at the Company’s Annual Meeting other than the election of Directors, the ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2014, and the advisory vote on the compensation paid to our Named Executive Officers in 2013. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Company’s Annual Meeting, you are urged to vote your proxy promptly. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed Proxy Card in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by delivering to the Company’s Corporate Secretary prior to the Company’s Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Company’s Annual Meeting, filing a written notice of revocation with the Corporate Secretary at the Company’s Annual Meeting prior to the vote, and voting in person. To obtain directions to be able to attend the Annual Meeting and vote in person, please contact our Corporate Secretary at (607) 274-2078.

Dated: April 4, 2014	By Order of the Board of Directors

/S/ Kathleen A. Manley
Asst. Vice President & Corporate Secretary

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HOUSEHOLDING OF PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement or Annual Report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless shareholders have notified the Company whose shares they hold of their desire to receive multiple copies of the Proxy Statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of this Proxy Statement and wish to receive only one, please contact the Investor Relations department of the Company. The Company will promptly have delivered, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies from the Company should be directed to:

Tompkins Financial Corporation

 The Commons

 P.O. Box 460

 Ithaca, NY 14851

Attention: Ms. Kathleen A. Manley, Assistant Vice President and Corporate Secretary

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P.O. Box 460, Ithaca, New York 14851

 (607) 273-3210

www.tompkinsfinancial.com

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ANNUAL MEETING OF SHAREHOLDERS OF

TOMPKINS FINANCIAL CORPORATION

Monday, May 12, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST, Sunday, May 11, 2014.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2014:

The Notice of Meeting/Proxy Statement, Corporate Report, and Form 10-K

are available at www.tompkinsfinancial.com/proxy.

  Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1 BELOW,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal No. 1. To elect sixteen (16) directors for a term of one year:

NOMINEES:
☐	FOR ALL	O	John E. Alexander	O	William D. Spain, Jr.
	NOMINEES	O	Paul J. Battaglia	O	Alfred J. Weber
		O	Daniel J. Fessenden	O	Craig Yunker
☐	WITHHOLD	O	James W. Fulmer
	AUTHORITY	O	James R. Hardie
	FOR ALL	O	Carl E. Haynes
	NOMINEES	O	Susan A. Henry
		O	Patricia A. Johnson
☐	FOR ALL	O	Frank C. Milewski
	NOMINEES	O	Sandra A. Parker
	EXCEPT	O	Thomas R. Rochon
	(See	O	Stephen S. Romaine
	INSTRUCTIONS	O	Michael H. Spain
below)

INSTRUCTIONS:	To withhold authority to vote for any individual Nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each Nominee(s) with respect to whom you withhold authority to vote, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
Proposal No. 2. Ratify the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2014.	☐	☐	☐

Proposal No. 3. Advisory vote to approve the compensation paid to the Company’s Named Executive Officers, as described in the 2014 Proxy Statement.	☐	☐	☐

In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the shareholder is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If shareholder is a partnership, please sign in partnership name by authorized person.

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TOMPKINS FINANCIAL CORPORATION

Annual Meeting of Shareholders to be held

Monday, May 12, 2014

YOUR VOTING CARD IS ATTACHED BELOW.

You may vote by telephone, via the Internet, by conventional mail,

or in person at the Annual Meeting.

Please read the other side of this card carefully for instructions.

However you decide to vote, your representation at the

Annual Meeting of Shareholders is important to Tompkins Financial Corporation.

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TOMPKINS FINANCIAL CORPORATION

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MONDAY, MAY 12, 2014

The undersigned shareholder of TOMPKINS FINANCIAL CORPORATION (the “Company”) hereby constitutes and appoints Francis M. Fetsko and Kathleen A. Manley, and each of them, as agent and proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company and that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 5:30 p.m. at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, NY, on Monday, May 12, 2014, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

THE UNDERSIGNED HEREBY INSTRUCTS THE SAID PROXIES TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014, AND “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE 2014 PROXY STATEMENT. THE PROXIES WILL VOTE IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER MATTERS (INCLUDING MATTERS INCIDENT TO THE CONDUCT OF THE MEETING), AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 4, 2014, relating to the Annual Meeting of Stockholders to be held May 12, 2014. (Signature on the reverse side is required.)

(Continued and to be marked, signed and dated on reverse side.)

COMMENTS:

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